Exhibit 10(7)

AMERADA HESS CORPORATION
EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN

Restated as of July 1, 2002

     WHEREAS, AMERADA HESS CORPORATION as Principal Company established the AMERADA HESS CORPORATION EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN (the “Plan”) effective February 1, 1972; and

     WHEREAS, Section 12.1 of the Plan provides for the amendment thereof by the Principal Company; and

     WHEREAS, the Plan has been amended from time to time in accordance with Section 12.1; and

     WHEREAS, the Employee Benefit Plans Committee of the Principal Company has authorized the restatement of the Plan to incorporate all prior amendments;

     NOW, THEREFORE, the Principal Company does hereby restate the AMERADA HESS CORPORATION EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN, effective July 1, 2002, and does hereby declare the same to be as follows:

ARTICLE	TITLE	PAGE

1	Definitions	1
2	Eligibility and Membership	16
3	Member Contributions	22
4	Company Contributions	23
5	Investment of Contributions	28
6	Members’ Investment Directions	33
7	Vesting of Company Contributions	35
8	Voluntary Withdrawals	36
9	Termination of Employment and Termination of Membership	42
10	Forfeitures	45
11	Administration of the Plan	47
12	Amendment of the Plan	50
13	Termination of Participation by a Company and Termination of the Plan	52
14	Adoption of the Plan by Participating Companies	55
15	The Trustee	56
16	General Provisions Governing Payment of Benefits	58
17	Miscellaneous Provisions	61
18	Top-Heavy Provisions	64
19	Cash or Deferred Arrangement	69
20	Rollover Amounts from Other Plans	83
21	Pick Kwik Plan Accounts	84
22	Coordination With Retail Operations Plan	90
23	Coordination With HOVENSA Plan	92
24	Merit Plan Accounts	94
	Amendment 1	99
	Amendment 2	99
	Model Amendment for Section 415(c)(3) Compensation Definition	99
	Model Amendment	99
	Amendment of the Plan for EGTRRA	99

ARTICLE 1

DEFINITIONS

     When used in this instrument, the following words and phrases shall have the meanings hereinafter stated unless a different meaning is plainly required by the context:

     1.1 Acquired Employee: “Acquired Employee” shall mean a Member who is a former employee of Phillips Petroleum Company or of any of its subsidiaries and who became an Employee of the Principal Company on July 1, 1988, pursuant to an agreement dated as of April 1, 1988 between the Principal Company and Phillips 66 Natural Gas Company relating to the sale of such company’s 50% interest in the Tioga Gas Gathering System and Tioga Plant to the Principal Company and an agreement dated as of April 1, 1988 between the Principal Company and Phillips Investment Company relating to the sale by such company of 50% of the outstanding capital stock of Solar Gas, Inc. to the Principal Company.

     1.1A Acquired Merit Employee: “Acquired Merit Employee” shall mean a Member who is a former employee of Merit Oil Corporation, who became an Employee of a Company in connection with the merger of the Meadville Corporation into the Principal Company in accordance with the terms of an agreement between said companies executed in 2000, and who was an Employee on January 1, 2001.

     1.1B Acquired Pick Kwik Employee: “Acquired Pick Kwik Employee” shall mean a Member who is a former employee of Pick Kwik Corporation, who became an Employee of a Company in connection with the acquisition of that corporation by the Principal Company from Pick Kwik Holdings Incorporated in accordance with the terms of an agreement between said companies executed in 1997, and who either was a Member of the Plan on December 31, 1997, or was an Employee on January 1, 1998.

     1.2 Acquired Transco Employee: “Acquired Transco Employee” shall mean a Member who is a former employee of Transco Energy Company or of any of its subsidiaries and who became an Employee of the Principal Company in connection with the acquisition by the Principal Company from TXP Operating Company, a Texas Limited Partnership, of certain oil and gas producing and developing properties located in the Gulf of Mexico offshore Louisiana and Texas and related shore based facilities in accordance with the terms of an agreement between said companies executed in 1989.

     1.3 Actual Deferral Percentage: “Actual Deferral Percentage” (“ADP”) shall mean, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (1) the amount of Company contributions actually paid over to the Trust on behalf of such Member for the Plan Year to (2) the Member’s compensation for the portion of the Plan Year during which he was eligible to participate. Company contributions on behalf of any Member shall include: any Elective Deferrals made pursuant to the Member’s deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or other plans of the Company and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals). For purposes of computing Actual Deferral Percentages, an Employee who would be a Member but for the failure to make Elective Deferrals shall be treated as a Member on whose behalf no Elective Deferrals are made.

     1.4 Administrator: “Administrator” of the Plan shall mean the Committee.

     1.5 Affiliated Company: “Affiliated Company” shall mean the Principal Company and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Principal Company; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Principal Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Principal Company; and any other entity required to be aggregated with the Principal Company pursuant to regulations under Section 414(o) of the Code.

     1.6 Aggregate Limit: “Aggregate Limit” shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-highly Compensated Employees for the Plan Year or the ACP of Non-highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. “Lesser” is substituted for “greater” in “(i)”, above, and “greater” is substituted for “lesser” after “two plus the” in “(ii)” if it would result in a larger Aggregate Limit.

     1.7 Associated Company: “Associated Company” shall mean OASIS OIL COMPANY OF LIBYA, INC., and any other corporation affiliated with a Company which is designated by the Committee as an “Associated Company.”

     1.8 Average Contribution Percentage: “Average Contribution Percentage” (“ACP”) shall mean the average of the Contribution Percentages of the Eligible Members in a group.

     1.9 Beneficiary: “Beneficiary” shall mean a person or persons designated in writing as such by a Member on a form prescribed by and filed with the Committee.

     A designation of a Beneficiary other than a Member’s Spouse shall not be effective unless (i) the Spouse of the Member consents in writing to such designation and the Spouse’s consent acknowledges the effect of such designation and is witnessed by the Committee or a notary public, or (ii) it is established to the satisfaction of the Committee that the consent required by clause (i) may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed by regulations. The consent specified shall be effective only with respect to such Spouse.

     If a Member shall fail to designate a Beneficiary, if the designation is ineffective due to lack of spousal consent or if no designated Beneficiary shall be living when a payment to a Beneficiary is required to be made, the payment shall be made to the person or persons in the first of the following classes of successive preference beneficiaries then living:

The Member’s:
(1) Surviving Spouse,
(2) Children, equally,
(3) Parents, equally,
(4) Brothers and sisters, equally.

     If none of the above-described persons shall then be living, the payment shall be made to the Member’s estate. For the purposes of this Section, the term surviving Spouse shall mean the individual to whom the Member was legally married on the date of the Member’s death, or a former spouse described in Section 1.48.

     1.10 Board of Directors: “Board of Directors” shall mean the Board of Directors of the Principal Company.

     1.11 Break in Service: Break in Service shall mean: The applicable 12-consecutive-month period which is used to determine Service, commencing on or after January 1, 1976, during which a Member shall not have completed more than 500 hours of Service. An unpaid leave of absence that qualifies under the Family and Medical Leave Act of 1993 and the regulations thereunder, shall not be deemed to be a Break in Service, but no credit for service shall be given for such leave of absence for any of the other purposes of the Plan. The period of military service of a Member who is reemployed by a Company in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 and the regulations thereunder, shall not be deemed to be a Break in Service.

     1.12 Business Day: “Business Day” shall mean a day when the New York Stock Exchange is open for business.

     1.13 Code: “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.14 Committee: “Committee” shall mean the AMERADA HESS CORPORATION EMPLOYEE BENEFIT PLANS Committee consisting of three or more persons appointed by the Board of Directors to administer the Plan, as further described in Article 11.

     1.15 Company: “Company” shall mean AMERADA HESS CORPORATION, any Participating Company, any Prior Company, and any Successor Company.

     1.16 Compensation: “Compensation” shall mean the actual salary or wages received by a Member from a Company for personal services, determined as follows:

     A.     Compensation shall include:

1.	Overtime.

2.	Bonuses, except those granted on an ad hoc basis.

3.	Incentive compensation, except amounts based on commodity trading activities.

4.	Commissions.

5.	Holidays (other than those falling during periods in which the Member is receiving no other Compensation).

6.	Vacation (including vacation allowance on termination or retirement).

7.	Bereavement pay.

8.	Jury duty and witness pay.

9.	Salary or wages and sick and injury benefits received in any period during which a Member shall be entitled to full-pay sick and injury benefits, including amounts offset by payments such as Workers’ Compensation benefits or accident and sickness benefits.

10.	Allowance for Military Reserve training (limited to two calendar weeks a year) and full-pay benefits for Military Leave of Absence while on active service.

11.	Premium pay for overseas service under letter agreements effective before July 1, 1998.

     B.     Compensation shall not include:

1.	Contributions to any employee benefit deferred compensation plan, including awards made under plans such as the Amerada Hess Corporation

Executive Long-Term Incentive Compensation and Stock Ownership Plan and the Amerada Hess Corporation 1995 Long-term Incentive Plan.

2.	Housing allowances.

3.	Moving expenses.

4.	Educational assistance benefits.

5.	Severance pay.

6.	Payments of premiums for life insurance or medical insurance.

7.	Meal allowance.

8.	Premium pay for overseas service under letter agreements effective on or after July 1, 1998.

     C.     Any other additional payments shall be determined to be includible or excludible by the Committee on a basis uniformly and consistently applied to all Employees. In the case of the simultaneous employment of a Member by more than one Company, the total Compensation received by such Member from all Companies shall be deemed his Compensation for purposes of the Plan. Actual salary or wages received by a Member from a Company for personal services shall be deemed to include any amounts contributed to this Plan as Elective Deferrals and any amounts contributed to a cafeteria plan by a Company pursuant to a salary or wage reduction election made by a Member. For this purpose, a cafeteria plan shall mean a plan described in Section 125 of the Code.

     D.     In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, Compensation taken into account under the Plan shall not exceed $200,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code, for the purpose of calculating a Plan Member’s accrued benefit (including the right to any optional benefit provided under the Plan) for any Plan Year commencing after December 31, 1988, and ending prior to January 1, 1994. However, the accrued benefit determined in accordance with this provision shall not be less than the accrued benefit determined on December 31, 1988 without regard to this provision.

     E.     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 annual compensation limit is $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the

Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA ‘93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For the purposes of this Paragraph E, compensation paid by HOVENSA shall be deemed to have been paid by a Company.

     For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA ‘93 annual compensation limit set forth in this provision.

     If Compensation for any prior determination period is taken into account in determining an employee’s benefits accruing in the current plan year, the Compensation for that prior determination period is subject to the OBRA ‘93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA ‘93 annual compensation limit is $150,000.

     F.     Compensation, when spelled without an initial capital throughout the Plan, shall mean the participant’s compensation from a Company within the meaning of Code Section 415(c)(3).

     1.17 Contribution Percentage: “Contribution Percentage” shall mean the ratio (expressed as a percentage) of the Member’s Contribution Percentage Amounts to the Member’s compensation for the Plan Year.

     1.18 Contribution Percentage Amounts: “Contribution Percentage Amounts” shall mean the sum of the Employee Contributions (including recharacterized Elective Deferrals pursuant to Section 19.4) and Matching Contributions made under the Plan on behalf of the Member for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions. The Company also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

     1.19 Effective Date: “Effective Date” of the Plan shall mean February 1, 1972.

     1.20 Elective Deferrals: “Elective Deferrals” shall mean any Company contributions made to the Plan at the election of the Member, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Member’s Elective Deferral is the sum of all employer contributions made on behalf of such Member pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan as described under Section 501(c)(18) of the Code, and any employer contributions made on behalf of a Member for the purchase of any annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions. A Member shall at all times be fully vested in his Elective Deferrals.

     1.21 Eligible Member: “Eligible Member” shall mean any Employee who is eligible to make an Elective Deferral or to receive a Matching Contribution. If an Elective Deferral is required as a condition of participation in the Plan, any Employee who would be a Member of the Plan if such Employee made such a deferral shall be treated as an Eligible Member on behalf of whom no Elective Deferrals are made.

     1.22 Employee: “Employee” shall mean any person who is employed by a Company (other than AMERADA HESS CANADA LTD., prior to the date of the sale of that Company by the Principal Company on April 29, 1996), except any person who is employed in a Company-operated gasoline station or convenience store other than as a manager and who is not a participant in any other funded employee pension benefit plan to which a Company makes or is obligated to make contributions on his behalf for the accrual of current benefits (other than contributions under the AMERADA HESS CORPORATION EMPLOYEES’ PENSION PLAN and under Social Security or any other governmental pension plan).

     The term “Employee” shall also include any leased employee deemed to be an employee of any Company as provided in Sections 414(n) or (o) of the Code.

     The term “leased employee” means any person (other than an Employee of the Company) who pursuant to an agreement between the Company and any other person (leasing organization) has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

     A leased employee shall not be considered an employee of the Company if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the Company’s nonhighly compensated workforce.

     The term “Employee” shall not include a self-employed individual or independent contractor. The determination of the status of an individual as self-employed or as an independent contractor made in good faith by a Company shall not be subject to retroactive change for the purposes of the Plan if it subsequently is determined by the Internal Revenue Service, another federal agency, a state agency, or as the result of legal action that such individual should have been classified as an employee of a Company.

     1.23 Employee Contribution: “Employee Contribution” shall mean any contribution made to the Plan by or on behalf of a Member that is included in the Member’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated. No Employee Contribution shall be made to the Plan after December 31, 2001.

     1.24 ERISA: “ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any amendments thereto.

     1.25 Excess Aggregate Contributions: “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

          A. the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

          B. the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

     Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 19.2 and then determining Excess Contributions pursuant to Section

19.4.

     1.26 Excess Contributions: “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

          A. the aggregate amount of Company contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

          B. the maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADP’s, beginning with the highest of such percentages).

     1.27 Excess Elective Deferrals: “Excess Elective Deferrals” shall mean those Elective Deferrals that are includible in a Member’s gross income under Section 402(g) of the Code to the extent such Member’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Member’s taxable year. Determination of income or loss: Excess Elective Deferrals shall be adjusted for any income or loss. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Member’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Member’s Excess Elective Deferrals for the year and the denominator is the Member’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year.

     1.28 Fiduciary: “Fiduciary” shall mean, for purposes of ERISA, the Committee as the named Fiduciary of the Plan.

     1.29 Fund: “Fund” shall mean one of the separate investment accounts provided for in Section 5.1.

     1.30 Highly Compensated Employee: “Highly Compensated Employee” shall mean a highly compensated active Employee and highly compensated former Employee. A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who: (i) was a 5-percent owner at any time during the year or the preceding year, or (ii) for the preceding year (A) received compensation from the Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996); and (B) if the Company elects the application of this clause for such preceding year, was in the top-paid group of employees for such preceding year.

     For this purpose, the determination year shall be the Plan Year.

     A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee’s 55th birthday.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

     To the extent permitted under regulations, the Committee may elect to determine the status of Highly Compensated Employees on a current calendar year basis.

     For the purposes of this Section 1.30, compensation paid by HOVENSA shall be deemed to have been paid by a Company.

     1.30A HOVENSA: “HOVENSA” shall mean HOVENSA L.L.C., and any other business organization with employees eligible for participation in the HOVENSA Plan.

     1.30B HOVENSA Plan: “HOVENSA Plan” shall mean the HOVENSA EMPLOYEES’ SAVINGS PLAN.

     1.31 Individual Retirement Plan: “Individual Retirement Plan” shall mean an individual retirement account (IRA) described in Section 408(a) of the Code or an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code.

     1.32 Investment Direction: “Investment Direction” shall mean a direction of a Member on a form or in a manner prescribed by the Committee, specifying the Fund or Funds and the percentages of his contributions to be invested in each, and changes to be made as to contributions previously invested. With respect to changes in amounts previously invested, an Investment Direction may be made either in terms of percentages of the total or in dollar amounts, at the option of the Member, subject to a minimum change of $250 with respect to investments in Funds A, B, D, E, F, G and H. The Committee shall cause confirmation to be provided to the Member of the receipt of such Investment Direction within a reasonable time thereafter. The Committee shall be obligated to comply with such Investment Direction except as otherwise provided in Paragraphs (b)(2)(ii)(B) and (d)(2)(ii) of Labor Department Regulations Section 2550.404c-1.

     1.33 Layoff: “Layoff” shall mean a Company requested termination of employment: (a) in the case of an Employee who has contractual recall rights for the period covered by such rights; and (b) in the case of any other Employee for a period not to exceed 12 months.

     1.34 Leave of Absence: “Leave of Absence” shall mean any period during which an Employee is authorized by a Company to be absent from his normal duties. For purposes of this Plan, an Employee shall not be deemed to be absent from his normal duties if his absence is for a period of 31 days or less, or is due to: vacation, jury duty, military service, or personal illness or injury. In the administration of this provision all Employees in similar circumstances shall be given similar treatment.

     1.35 Limitation Year: “Limitation Year” shall mean the Plan Year.”

     1.36 Matching Contribution: “Matching Contribution” shall mean a Company contribution made to this or any other defined contribution plan on behalf of a Member on account of a Member’s Elective Deferral, under a plan maintained by the Company.

     1.37 Member: “Member” shall mean an Employee (excluding for this purpose, a leased employee) who has been admitted to participation, and who continues to participate in the Plan, including any former Employee who, while participating in the Plan, became employed by an Associated Company at the request of the Company. A Member who becomes employed by HOVENSA shall be controlled by Section 9.6.

     1.37A Merit Plan: “Merit Plan” shall mean the Merit Oil Corporation and Affiliates Employees’ Thrift Plan.

     1.37B Merit Plan Participant: “Merit Plan Participant” shall mean an Acquired Merit Employee who was a member of the Merit Plan on December 31, 2000, and whose Merit Plan account is transferred to the Plan as the result of the merger of the Merit Plan into the Plan on that date.

     1.38 Non-highly Compensated Employee: “Non-highly Compensated Employee” shall mean any Employee who is not a Highly Compensated Employee.

     1.39 Participating Company: “Participating Company” shall mean any business organization, which, by agreement with the Principal Company, shall become a party to the Plan, as provided in Article 14.

     1.40 Phillips Plan: “Phillips Plan” shall mean the Thrift Plan of Phillips Petroleum Company and Subsidiary Companies.

     1.40A Pick Kwik Plan: “Pick Kwik Plan” shall mean the Pick Kwik Holdings Incorporated Employees’ Profit Sharing and Investment Plan.

     1.40B Pick Kwik Plan Participant: “Pick Kwik Plan Participant” shall mean an Acquired Pick Kwik Employee who was a member of the Pick Kwik Plan on December 31, 1997, and whose Pick Kwik Plan account is transferred to the Plan as the result of the merger of the Pick Kwik Plan into the Plan on that date.

     1.41 Plan: “Plan” shall mean the AMERADA HESS CORPORATION EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN as set forth in this instrument and all amendments hereto.

     1.42 Plan Year: “Plan Year” shall mean the annual accounting period of the Plan and of the Trust Fund, beginning on the 1st day of January and ending on the 31st day of December.

     1.43 Principal Company: “Principal Company” shall mean AMERADA HESS CORPORATION or any other corporation designated as Principal Company by the Committee.

     1.44 Prior Company: “Prior Company” shall mean HESS OIL & CHEMICAL CORPORATION, and, if so designated by the Committee:

          A. Any business organization (i) all or a substantial portion of whose outstanding capital stock or all or a substantial portion of whose assets shall be acquired by any Company on or after the Effective Date; or (ii) all or a substantial number of whose employees shall be employed by any Company on or after the Effective Date; or

          B. Any other business organization affiliated or related through stock ownership with any Company which shall be designated as a Prior Company by the Committee.

     1.45 Prior Plan: “Prior Plan” shall mean, where relevant, one of the following plans in effect on January 31, 1972:

          A. “Prior Plan A” shall mean the AMERADA HESS CORPORATION EMPLOYEES’ SAVINGS AND STOCK BONUS PLAN.

          B. “Prior Plan B” shall mean the HESS PROVIDENT SAVINGS FUND-GENERAL PLAN.

          C. “Prior Plan C” shall mean the HESS PROVIDENT SAVINGS FUND-LOCAL 676 Teamsters Plan.

          D. “Prior Plan D” shall mean the HESS PROVIDENT SAVINGS FUND-LOCAL 825 INTERNATIONAL UNION OF OPERATING ENGINEERS PLAN.

          E. “Prior Plan E” shall mean the HESS PROVIDENT SAVINGS FUND-LOCAL 22026 FEDERAL LABOR UNION PLAN.

          F. “Prior Plan F” shall mean the AMERADA HESS CORPORATION SAVINGS-STOCK PLAN.

     1.46 Qualified Plan: “Qualified Plan” shall mean a qualified trust described in

Section 401(a) of the Code (with the limitations described in Section 401(a)(31)(D) of the Code) which is exempt from taxation under Section 501(a) of the Code, or an annuity plan described in Section 403(a) of the Code.

     1.46A Retail Operations Plan: “Retail Operations Plan” shall mean the AMERADA HESS CORPORATION SAVINGS AND STOCK BONUS PLAN FOR RETAIL OPERATIONS EMPLOYEES.

     1.47 Service: “Service”, as defined in Sections 2.6 and 2.7, shall mean, for the purposes of Article 2 (eligibility computation period) and Article 7 (vesting computation period) of the Plan, any period of employment:

          A. With the Principal Company;

          B. With a Prior Company whose employee pension plan is maintained by the Principal Company, or, as determined by the Committee, with any other Prior Company;

          C. With a Participating Company following the adoption of the Plan by such Participating Company, or any prior period of employment with a Participating Company as determined by the Committee;

          D. With any organization which is a member of a group of trades or businesses (whether or not incorporated) under common control (under Code Section 414(c)) of which the Principal Company is a member;

          E. With any organization which is a member of an affiliated service group (under Code Section 414(m)) of which the Principal Company is a member;

          F. With any organization which is a member of a controlled group of corporations of which the Principal Company is a member, or which is under common control with the Principal Company;

          G. With a Prior Company (to the extent provided in Treasury Regulations) in any case in which the Principal Company maintains a plan which is not the plan maintained by the Prior Company;

          H. In the case of an Acquired Employee, with Phillips Petroleum Company, any of its subsidiaries or any other prior employer to the extent that such period of employment was taken into account under the Phillips Plan;

          I. With Transco Energy Company or any of its subsidiaries (“Transco”) in the case of an Acquired Transco Employee, including employment with other companies for which service was granted for Transco benefit plan purposes as determined by the records of Transco provided to the Principal Company;

          J. With Hess Energy Trading Company, LLC, in the case of an Employee who was an employee of that company immediately preceding or following employment by a Company;

          K. In the case of an Acquired Pick Kwik Employee, with Pick Kwik Corporation immediately preceding employment by a Company, as determined by the records of the Pick Kwik Plan provided to the Principal Company;

          L. With the Company in a Company-operated gasoline station or convenience store immediately preceding or following employment by a Company in another position; and

          M. With HOVENSA immediately preceding or following employment by a Company;

          N. With Strategic Resource Solutions Corp. (“SRS”) immediately preceding employment by a Company in the case of an Employee hired in connection with the purchase by Hess Microgen LLC of the micro-generation business of SRS on February 2, 2000;

          O. With Texaco Pipelines LLC (“Texaco”) immediately preceding employment by a Company in the case of an Employee hired in connection with the purchase by the Principal Company of the Sea Robin gas plant from Texaco on April 1, 2000;

          P. With Statoil Energy Services, Inc. (“Statoil”), or an affiliate thereof immediately preceding employment by a Company in the case of an Employee hired in connection with the purchase by the Principal Company of Statoil on April 1, 2000’ and

          Q. In the case of an Acquired Merit Employee, with Merit Oil Corporation as of December 31, 2000.

     1.48 Spouse: “Spouse” shall mean the individual, if any, to whom the Member is legally married. However, a Member’s former spouse shall be treated as his Spouse in lieu of his current spouse to the extent required under any judgment, decree, or order which is determined by the Administrator in accordance with its procedures to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

     1.49 Successor Company: “Successor Company” shall mean any business organization which shall acquire a substantial portion or all of the outstanding stock of, or a substantial portion or all of the assets of, or which shall employ a substantial number or all of the employees of, any Company, and which shall succeed such Company as a Company hereunder, or which shall be an employer participating in the AMERADA HESS CANADA LTD. EMPLOYEES’ DEFERRED SAVINGS PLAN until the date of the sale of

AMERADA HESS CANADA LTD., by the Principal Company on April 29, 1996.

     1.49A Transfer Date: “Transfer Date” shall mean the Valuation Date on which assets are transferred to the HOVENSA Plan from the Plan with respect to those members of the Plan who become Members of the HOVENSA Plan on November 1, 1998, which shall be as soon as practicable following receipt by HOVENSA of a favorable determination letter from the Internal Revenue Service concerning the qualification of the HOVENSA Plan and the exemption of the HOVENSA Plan Trust from income taxes.

     1.50 Trust Agreement: “Trust Agreement” shall mean an agreement between the Principal Company and a Trustee, entered into for purposes of the Plan.

     1.51 Trustee: “Trustee” shall mean any bank, trust company, or other fiduciary holding funds or property under a Trust Agreement for the exclusive benefit of the Plan Members and subject to all provisions of the Plan.

     1.52 Unit: “Unit” shall mean the basic measure of the Member’s proportionate interest in the funds provided for in Section 5.1.

     1.53 Valuation Date: “Valuation Date” shall mean the day on which the value of the Funds is determined as provided in Article 5, and shall be each Business Day, unless changed by the Committee.

     1.54 Withdrawal Authorization: “Withdrawal Authorization” shall mean notice, on a form or in a manner prescribed by the Committee, provided by a Member, requesting a complete or partial withdrawal as provided in Sections 8.1 and 8.2, respectively.

     1.55 Year of Service: “Year of Service” shall mean a 12 consecutive month period (computation period) during which an Employee completes at least 1,000 hours of Service.

ARTICLE 2
ELIGIBILITY AND MEMBERSHIP

     2.1 A. Each Employee who on the Effective Date shall have completed one year of Service shall be eligible to become a Member of the Plan as of the Effective Date, provided, however, that any Employee who, during the 12-month period preceding the Effective Date made a complete withdrawal from any Prior Plan while still employed by a Company and who remained employed during said 12-month period, shall not be eligible to become a Member until the first day of the calendar month following the completion of such 12-month period.

     B.     Each Employee who on January 31, 1972 was a Member of Prior Plan A, Prior Plan B, Prior Plan C, Prior Plan D, Prior Plan E, or Prior Plan F, shall be eligible to become a Member of the Plan as of the Effective Date.

     C.     Each Employee who was a Member of the Plan on December 31, 1975 and who continued as an Employee on January 1, 1976 shall continue as a Member of the Plan on January 1, 1976. Every other Employee shall be eligible to become a Member of the Plan on his first day of employment by the Company.

     D.     Anything to the contrary herein notwithstanding, an Employee shall not be eligible for membership in the Plan if he is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Company if retirement benefits were the subject of good faith collective bargaining between such employee representatives and the Company, unless and until the Company and such employee representatives shall agree that such employees shall participate in the Plan, provided that he then meets the eligibility requirements herein above described in this Section 2.1, or if not, then he shall be eligible on the date following the date on which he first meets such eligibility requirements.

     2.2 Any eligible Employee who does not elect to become a Member of the Plan on the earliest date when he is entitled to do so may thereafter elect to become a Member as of any future Valuation Date.

     2.3 Each eligible Employee, as a condition for membership, must accept and agree to all provisions of the Plan on a form or in a manner prescribed by the Committee, which may include telephone or electronic communication. By so doing, he authorizes the sale or redemption of any securities purchased for his account when necessary or advisable in carrying out the provisions of the Plan.

     2.4 An Employee may become temporarily ineligible to participate under the circumstances specified in Section 8.1 of the Plan.

     2.5 If a Member shall cease to be an Employee within the meaning of Section 1.22 his membership shall forthwith terminate, except as described in Sections 9.5 or 9.6.

     2.6 A. For the purposes of vesting under Paragraph 7.3E, an Employee or Member shall be credited with one full year of Service for each 12-consecutive-month period commencing on his first date of hire or anniversary thereof during which he completed at least 1,000 hours of Service. In the determination of Years of Service and Breaks in Service for purposes of eligibility, the initial eligibility computation period shall be the 12-consecutive month period beginning on the date the Employee first performs an hour of Service for a Company (employment commencement date). The succeeding 12-consecutive month periods shall be the Plan Years beginning with the Plan Year which includes the first anniversary of the Employee’s employment commencement date, regardless of whether the Employee is entitled to be credited with 1,000 hours of Service during the initial eligibility computation period. An Employee who is credited with 1,000 hours of Service in both the initial eligibility computation period and the Plan Year which includes the first anniversary of the Employee’s employment commencement date will be credited with two years of Service for purposes of eligibility to participate.

     The foregoing is subject to the following rules:

          1. Years of Service for periods of employment prior to January 1, 1976 shall be determined under the Plan in effect on December 31, 1975, without regard to the provisions of Section 2.7 (Break in Service rule). If, for any period prior to January 1, 1976, accessible records are insufficient to permit an approximation of the number of hours of Service for a particular employee or group of employees, a reasonable estimate of the hours of Service completed by such employee or employees during the particular period may be made. In making any such estimate, all persons employed under similar circumstances shall be given similar treatment.

          2. Hours of Service after December 31, 1975, but before September 1996, shall be recorded on a monthly basis and, for the purpose of determining the total of an Employee’s hours of Service during his initial eligibility computation period, all hours recorded during the month which includes the first anniversary of his employment commencement date shall be deemed to have been completed prior to said anniversary date. For the purpose of determining an Employee’s hours of Service thereafter for periods prior to September 1996, each 12-consecutive-month period shall commence on the first day of the month which includes the anniversary of such Employee’s employment commencement date.

          3. The provisions of Section 2.7 (Break in Service rule) shall apply in the determination of years of Service for periods of employment after December 31, 1975.

          4. For the purposes of eligibility after September 4, 1996, an Employee who is not credited with 1,000 hours of Service during his initial eligibility computation period shall be deemed to have completed a Year of Service as soon as he is credited with 1,000 hours of Service in any Plan Year.

     B.     For the purposes of this Article 2, an Employee or Member will be deemed to have completed an hour of Service for each hour of Service:

          1. for which he is paid, or entitled to payment, for the performance of duties for a Company during the applicable computation period;

          2. for which he is paid, or entitled to payment, by a Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided however, that

               (a) No more than 501 hours of Service shall be credited under this subparagraph 2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

               (b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, or unemployment compensation or disability insurance laws; and

               (c) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;

               and for purposes of this subparagraph 2, a payment shall be deemed to be made by or due from a Company regardless of whether such payment is made by or due from the Company directly, or indirectly through, among others, a trust fund, or insurer, to which the Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular

Employees or are on behalf of a group of Employees in the aggregate;

          3. for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company, provided, however, that no credit shall be given for any hour which is credited under subparagraph 1 or subparagraph 2 of this Paragraph B, and crediting of hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph 2 shall be subject to the limitations set forth in that subparagraph; and

          4. The determination and crediting of hours where no duties are performed will be made in accordance with Department of Labor Regulations, Section 2530.200b-2(b) and (c).

     C.     Except as provided in subparagraph 2 of Paragraph B for the purposes of this Article 2 Service will not include any period of Layoff.

     D.     For the purposes of this Article 2, an Employee or Member who is a non-hourly employee exempt from the overtime provisions of the Fair Labor Standards Act and for whom no records of hours worked are maintained will be deemed to have completed 190 hours of Service in any calendar month in which he is paid Compensation. An Employee or Member employed by an Associated Company at the request of a Company shall be deemed to have completed 190 hours of Service in each calendar month of such employment.

     2.7 Break in Service rule:

     A.     Years of Service credited in accordance with Section 2.6 prior to a Break in Service shall not be deemed to be years of Service for any of the purposes of the Plan unless and until the Employee or Member is credited with an hour of Service following such Break in Service.

     B.     Years of Service credited in accordance with Section 2.6 after five consecutive one-year Breaks in Service shall not be taken into account for the purpose of determining a Member’s vested interest in the assets of the Plan derived from Company contributions credited to his account prior to such Breaks in Service.

     C.     In the case of a Member who does not have a nonforfeitable right to benefits in accordance with Section 7.3 at the time of a Break in Service, years of Service prior to such Break in Service shall not be taken into account for any of the purposes of the Plan if the number of consecutive Breaks in Service equals or exceeds the greater of (i) 5 or (ii) the aggregate number of years of Service credited to the Member prior to such Break in Service. In computing such aggregate number of years of Service prior to such Break in

Service, years of Service previously disregarded under this Section 2.7 shall not be taken into account.

     D.     The 12-consecutive month period beginning on an Employee’s reemployment commencement date (and, if necessary, Plan Years beginning with the Plan Year that includes the first anniversary of the reemployment commencement date) shall be used to measure an Employee’s completion of a year of Service for the purposes of eligibility upon his return to employment after a Break in Service. For this purpose an Employee’s reemployment commencement date shall be the first day on which he is entitled to be credited with an hour of Service (within the meaning of Section 2.6B) after the first eligibility computation period in which he incurs a Break in Service.

     The reemployment commencement date of a rehired Employee who has incurred a Break in Service and who is recalled from Layoff within the period specified in Section 1.33 shall be the first day on which he is entitled to be credited with an hour of Service (within the meaning of Section 2.6B) after such recall.

          E. 1. In the case of a Member who is absent from work for any period (i) by reason of the pregnancy of the Member, (ii) by reason of the birth of a child of the Member, (iii) by reason of the placement of a child with the Member in connection with the adoption of such child by such Member, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

          2. No credit will be given pursuant to this Paragraph unless the affected Member furnishes to the Committee (i) a copy of the birth certificate or proof of adoption of the child involved and (ii) a statement signed by the Member to the effect that the absence from work is for reasons referred to in subparagraph 1, and the number of days for which there was such an absence. To be effective, such statement must be received by the Committee no later than the first anniversary of the first day of such absence as specified in subparagraph 1.

          3. The hours described in subparagraph 2 shall be treated as hours of Service as provided in this Paragraph, (i) only in the computation period in which the absence from work begins, if the crediting is necessary to prevent a Break in Service in such period, or (ii) in any other case, in the immediately following computation period.

          4. No credit will be given pursuant to this Paragraph unless the affected Member furnishes to the Committee (i) a copy of the birth certificate or proof of adoption of the child involved and (ii) a statement signed by the Member to the effect that the absence from work is for reasons referred to in subparagraph 1, and the number of days for which there was such an absence. To be effective, such statement must be received by the Committee no later than the end of the computation period specified in subparagraph 3.

     2.8 Credit shall be given for Service with only one Company during any period of simultaneous employment with two or more Companies.

     2.9 Notwithstanding any other provisions of the Plan, for the purposes of the pension requirements of Section 414(n)(3) of the Code, the employees of the Company shall include individuals defined as Employees in Section 1.22 of the Plan.

     2.10 For the purposes of determining Years of Service and Breaks in Service under this Article 2, periods of employment with HOVENSA immediately preceding or following employment by a Company shall be treated as employment by a Company.

ARTICLE 3
MEMBER CONTRIBUTIONS

     3.1 To become a Member of the Plan, an eligible Employee must authorize contributions to the Plan as he may designate on a form or in a manner prescribed by the Committee. Such contributions shall be designated in whole percentages, and may consist of any whole number percentage of Elective Deferrals at the election of the Employee between 2% and 25% of his Compensation.

          For the purposes of the Plan, these Elective Deferrals and any after-tax contributions made under the Plan as it existed before January 1, 2002 shall be referred to as Member contributions, except as otherwise specifically indicated.

     3.2 A Member may change the percentage of his Elective Deferrals on a form or in a manner prescribed by the Committee. Such change shall be effective as soon as practicable after it is elected.

     3.3 A Member’s contributions will be paid to the Trustee, for investment in accordance with the provisions of the Plan and in accordance with the requirements of U.S. Department of Labor regulations, as promptly as practicable following the deduction of his contributions by the Company.

     3.4 A Member may voluntarily suspend and resume his contributions without affecting his membership in the Plan. The suspension and resumption of contributions shall be requested by the Member by executing a form or in a manner prescribed by the Committee, and shall be effective as soon as practicable after such request.

     3.5 A Member’s contribution will be suspended automatically, without affecting his membership in the Plan, for the period of any Leave of Absence, or employment with an Associated Company at the request of a Company.

ARTICLE 4
COMPANY CONTRIBUTIONS

     4.1 A. Regular Contributions.

               Each Company shall contribute for the account of each Member an amount equal to 100% of the Member’s Elective Deferrals, but not exceeding 6% of his Compensation.

          B. The Company reserves the right to make a Qualified Non-Elective Contribution on behalf of any affected Plan Member to correct an operational failure of the Plan as permitted under the applicable Treasury rules. Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Company and allocated to Members’ accounts that the Members may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions. Qualified Matching Contributions shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

     4.2 Regular Company contributions shall be paid to the Trustee at the same time as the Member contributions to which they relate, except as described in Section 19.14. Company contributions are subject to the limitations of Paragraphs 4.4A and 4.4E.

     4.3 While a Member’s contributions are suspended, Company contributions for the account of such Member will also be suspended, unless they are being continued in accordance with Section 4.2. Such suspended contributions may not be made up later.

     4.4 A. If a Member does not participate in, and has never participated in another Qualified Plan maintained by the Company or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Company, or an individual medical account, as defined in Section 415(l)(2) of the Code, maintained by the Company, or a simplified employee pension plan, as defined in Section 408(k) of the Code, maintained by the Company, which provides an annual addition as defined in Paragraph D of this Section 4.4, the amount of annual additions which may be credited to the Member’s account for any Limitation Year will not exceed the lesser of the maximum annual addition or any other limitation contained in this Plan. If the Company contribution that would otherwise be contributed or allocated to the member’s account would cause the annual additions for the

Limitation Year to exceed the maximum annual addition, the amount contributed or allocated will be reduced so that the annual addition for the Limitation Year will equal the maximum annual addition.

          B. The maximum annual addition that may be contributed or allocated to a Member’s account under the Plan for any Limitation Year shall not exceed the lesser of:

               1. the defined contribution dollar limitation, or

               2. 25 percent of the Member’s compensation for the Limitation Year.

          C. The defined contribution dollar limitation is $30,000, adjusted for changes in the cost of living as provided in Section 415(d) of the Code.

          D. “Annual addition” shall mean the amount allocated to a Member’s account during the Limitation Year as a result of:

               (i) Company contributions,

               (ii) Employee contributions,

               (iii) forfeitures, and

               (iv) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

          E. The Committee may direct that Company contributions be reduced in any Plan Year to the extent necessary to prevent the annual addition for such Plan Year from exceeding the limitation described in Paragraph B, above.

     4.5 A. In case of a Member of the Plan who is also a Member of a defined benefit plan maintained by the Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year shall not exceed l.0. If in any Limitation Year it appears that the limitations of this Section shall be exceeded for any reason with respect to any Member, the Company contribution required to be made under the Plan on behalf of such Member shall be reduced to the extent necessary to prevent such result, after the reduction first of the benefit under any defined benefit plans maintained by the Company and then of the Company contribution to any other defined contribution plans maintained by the Company on behalf of such Member.

          B. The defined benefit plan fraction for any Limitation Year shall mean a fraction of which the numerator is the total projected annual retirement benefits of a Member from all defined benefit plans (whether or not terminated) maintained by the Company and of which the denominator is the lesser of:

               (a) 125 percent of the dollar limitation in effect for the Limitation Year under Section 415(b) and (d) of the Code,

or

               (b) 140 percent of the Member’s highest average compensation for the three consecutive years of Service with the Company that produce the highest average, including any adjustments under Section 415(b) of the Code.

          If the Member was a Member as of January 1, 1987 of one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of December 31, 1986, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence shall apply only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all Limitation Years before January 1, 1987.

          C. The defined contribution fraction for any Limitation Year shall mean a fraction, the numerator of which is the sum of the annual additions to a Member’s account under all the defined contribution plans (whether or not terminated) maintained by the Company, for the current and all prior Limitation Years (including the annual additions attributable to the Member’s nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Company), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Company (regardless of whether a defined contribution plan was maintained by the Company). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation in effect under Section 415(b) and (d) of the Code or 35 percent of the Member’s Compensation for such year.

          If the Employee was a Member as of January 1, 1987 in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of December 31, 1986, and disregarding any changes in the terms and conditions of the plans made after May 5, 1986, but using the Code Section 415 limitation applicable to the Limitation Year beginning on January 1, 1987.

          The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

          D. The provisions of this Section 4.5 shall not be effective for Plan Years beginning on or after January 1, 2000.

     4.6 A. As soon as is administratively feasible after the end of the Limitation Year, the maximum annual addition for the Limitation Year will be determined on the basis of the Member’s actual compensation for the Limitation Year.

          B. If there is an excess amount the excess will be disposed of as follows:

               1. Any nondeductible voluntary Employee contributions, to the extent they would reduce the excess amount, will be returned to the Member.

               2. If after the application of subparagraph 1 an excess amount still exists, and the Member is covered by the Plan at the end of the Limitation Year, the excess amount in the Member’s account will be used to reduce Company contributions (including any allocation of forfeitures) for such Member in the next Limitation Year, and each succeeding Limitation Year if necessary.

               3. If after the application of subparagraph 2 an excess amount still exists, and the Member is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Company contributions (including allocation of any forfeitures) for all remaining Members in the next Limitation Year, and each succeeding Limitation Year if necessary.

               4. If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust’s investment gains and losses.

          C. This Section applies if, in addition to this Plan, the Member is covered under another qualified defined contribution plan maintained by the Company during any Limitation Year. The annual additions which may be credited to a Member’s account under this Plan for any such Limitation Year will not exceed the maximum annual additions reduced by the annual additions credited to a Member’s account under the other plans for the same Limitation Year. If the annual additions with respect to the Member under other defined contribution plans maintained by the Company are less than the maximum annual additions and the Company contribution that would otherwise be contributed or allocated to the Member’s account under this Plan would cause the annual additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the annual additions under all such plans for the Limitation Year will equal the maximum annual additions. If the annual additions with respect to the Member under such other defined contribution plans in the aggregate are equal to or greater than the maximum annual additions, no amount will be contributed or allocated to the Member’s account under this Plan for the Limitation Year.

     4.7 Records of Member Elective Deferrals and after-tax contributions shall be maintained separately.

     4.8 For the purposes of this Article, “Company” shall include any Affiliated Company as defined in Section 1.5 of this Plan.

ARTICLE 5
INVESTMENT OF CONTRIBUTIONS

     5.1 Member Contributions

          A. Member contributions received by the Trustee for each Member’s account will be invested by the Trustee on the next Valuation Date in one or more of the following Funds, in accordance with the Member’s Investment Direction, in multiples of 1%:

               Fund A: the Fidelity Retirement Money Market Portfolio — an unsegregated fund invested and reinvested primarily in short term fixed income securities, including those issued or guaranteed by the Government of the United States or its agencies (excluding Series EE and Series HH bonds), or collective or mutual funds primarily invested in such securities.

               Fund B: the Fidelity Growth & Income Portfolio — an unsegregated fund invested and reinvested primarily in equity securities of corporations, or collective or mutual funds primarily invested in such securities.

               Fund C: A fund consisting primarily of common stock of AMERADA HESS CORPORATION purchased on the open market and apportioned to the accounts of Members. Dividends received on investments made in accordance with the preceding sentence shall be similarly invested and apportioned.

               Fund D: the Fidelity U.S. Bond Index Fund — an unsegregated fund invested and reinvested primarily in bonds included in the Lehman Brothers Aggregate Bond Index or other fixed income securities of corporations, or collective or mutual funds primarily invested in such securities, designed to replicate the performance of specified indices of market performance.

               Fund E: the Fidelity Asset Manager — an unsegregated fund invested and reinvested primarily in fixed income securities, including those issued or guaranteed by the Government of the United States or its agencies (excluding Series EE and Series HH bonds), and equity securities of corporations, or collective or mutual funds primarily invested in such securities.

               Fund F: the Fidelity Overseas Fund — an unsegregated fund invested and reinvested primarily in equity securities of foreign corporations, or collective or mutual funds primarily invested in such securities.

               Fund G: the Fidelity Equity Index Commingled Pool — an unsegregated fund invested and reinvested primarily in equity securities of corporations, or collective or mutual funds primarily invested in such securities, designed to replicate the performance of specified indices of market performance.

               Fund H: the Fidelity Aggressive Growth Fund — an unsegregated fund invested and reinvested primarily in equity securities of corporations, or collective or mutual funds primarily invested in such securities.

               Fund I: the Fidelity Low Priced Stock fund — an unsegregated fund invested and reinvested primarily in low-priced equity securities, which can lead to investments in small or medium-sized companies, or collective or mutual funds primarily invested in such securities.

          With the exception of Fund C, the Compensation and Management Development Committee of the Board of Directors of the Principal Company may authorize changes in each of the above Funds, and may establish such additional funds as they may deem necessary to ensure that Members are afforded the opportunity to choose from among a broad range of investment alternatives, provided, however, that any such changes be announced to all eligible Employees in advance.

          Portions of each of the Funds may be held in cash or invested in short term securities or collective or mutual funds primarily invested in short term securities to meet the cash requirements for Plan withdrawals, transfers and refunds, and the investment objectives of the particular funds.

          B. The account of each Member who was a member of a Prior Plan (other than Prior Plan F) on January 31, 1972 shall be credited as of the Effective Date of this Plan (or, in the case of an Employee described in Section 2.1D, as of the date he becomes a Member) with the balance in his Prior Plan account as of January 31, 1972 (or, in the case of an Employee described in Section 2.1D, as of the date he becomes a Member) attributable to his contributions, as follows:

               1. That portion of such balance in funds A, B, and C of Prior Plan A, and in Prior Plans B, C, D, and E shall be invested by the Trustee in accordance with such Member’s initial Investment Direction under this Plan.

               2. That portion of such balance in Prior Plan A which is represented by U.S. Savings Bonds (Series E) shall be redeemed and the proceeds invested in accordance with the Member’s Investment Direction.

          C. Fund A, Fund B, Fund D and Fund E shall be divided into units. Each Unit of a Fund shall have an equal beneficial interest in such Fund and no Unit of any Fund shall have priority or preference over any other Unit of such Fund. Each Member’s interest in

Fund A, Fund B, Fund D and Fund E shall be represented by the number of Units of each such Fund in his account.

          D. The original value of each Unit of Fund A, Fund B, Fund D and Fund E shall be one dollar. The number of Units, and fractions thereof, of each Fund allocated to a Member’s account on the first Valuation Date occurring after February 1, 1972 shall be equal to the number of dollars, and fractions thereof, invested on such Date in such Fund for such Member’s account. The number of Units of each such Fund to be allocated on each Valuation Date thereafter to a Member’s account shall be equal to the amount invested on such Date in such Fund for such Member’s account divided by the value of one Unit of the Fund (determined as provided in Paragraph F of this Section 5.1) on such Valuation Date. On and after the date determined by the Committee as specified in Paragraph F of this Section 5.1, the number of Units of each such Fund to be allocated on each Valuation Date thereafter to a Member’s account shall be equal to: (i) the amount invested as of the immediately preceding Valuation Date in such Fund for such Member’s account adjusted to reflect the investment gains or losses of each such Fund occurring during the period since the immediately preceding Valuation Date, plus; (ii) the amounts contributed by the Member to each such Fund during such period, plus; (iii) the amounts transferred into each such Fund during such period, less; (iv) the amounts transferred from each such Fund during such period, and less; (v) the amounts withdrawn from each such Fund during such period.

          E. In the event a Member makes a withdrawal, or a transfer from one Fund to another Fund or Funds, the number of Units in his account of the Fund from which the withdrawal or transfer is made shall be reduced by a number of Units determined by dividing the amount so withdrawn or transferred by the value of one Unit of such Fund on the Valuation Date on which the withdrawal or transfer is effective.

          F. The value of one Unit of Fund A, Fund B, Fund D and Fund E on each Valuation Date (after the first Valuation Date occurring after February, 1972) shall be the value of each such Fund at the close of business on such Date (determined as provided in Paragraph G of this Section 5.1) divided by the total number of Units of such Fund in all Members’ accounts on such Date (prior to any allocation of Units to or subtraction of Units from Members’ accounts on such Date). On the first day of such month as may be determined in advance by the Committee, the number of Units in Fund A, Fund B, Fund D and Fund E of each Member on such date shall be multiplied by the Unit value (determined on the Valuation Date immediately preceding such date) for Fund A, Fund B, Fund D and

Fund E, respectively, and the resulting dollar value shall be recorded as the new number of Units, each of which will therefore equal $1.00. As the result of this redetermination of the number of Units in Fund A, Fund B, Fund D and Fund E, there will be no change in the total value of a Member’s interest in each of said Funds. From and after said date, the value of one Unit of Fund A, Fund B, Fund D and Fund E on each subsequent Valuation Date shall be $1.00.

          G. The value of Fund A, Fund B, Fund D and Fund E for the purpose of Paragraph F of this Section 5.1 shall be the value of the investments of such Fund plus all cash held by such Fund at the close of business on the Valuation Date (exclusive of any cash invested in or added to the assets of such Fund on such Date) less any liabilities of such Fund properly accrued on such Date (exclusive of withdrawals or transfers which become effective on such Date).

          H. Anything herein to the contrary notwithstanding, no investment in Fund C pursuant to a Member’s Investment Direction submitted prior to the effective date of a registration statement in respect of the Plan under the Securities Act of 1933, as amended, shall be made until the Valuation Date next following such date as said registration statement shall have become effective and the Company shall thereafter have notified the Member of the acceptance of such Investment Direction. Notwithstanding the provisions of Section 6.4, a Member shall have the right to change such Investment Direction at any time prior to his receipt of such notice.

          I. Accounting for the Funds which are invested in collective or mutual funds will be changed from a unit to a share basis on July 29, 1996. Each Unit will thenceforth be equal to one share in the underlying collective or mutual fund. There will be no change in the total value of a Member’s interest in any of said Funds as the result of any such change in accounting. Accounting for collective or mutual funds added after July 29, 1996 as investment options for Member contributions will be on a share basis.

          J. Accounting for Fund C and the Company matching contribution fund will be changed from a share to a unit basis on July 29, 1996. There will be no change in the total value of a Member’s interest in either of said funds as the result of any such change in accounting.

     5.2 Company Contributions

          A. Prior to the assumption of Plan recordkeeping responsibilities by Fidelity Institutional Retirement Services Company on July 29, 1996, Company contributions shall be invested in common stock of AMERADA HESS CORPORATION purchased in the open market and shall be apportioned to the Fund C accounts of Members in whole and fractional shares. Portions of Company contributions may be held in cash or invested in short term investment funds or in mutual funds consisting primarily of short term investment securities pending investment in Company common stock or to meet the cash requirements for Plan withdrawals and transfers. On July 29, 1996, the whole and fractional shares and cash balance in each Member’s account representing Company contributions in Fund C shall be unitized and future transactions will be recorded on the basis of units of participation rather than in shares, subject to the following provisions.

               1. Company contributions made with respect to Plan Years ending before January 1, 2002 shall remain invested in Fund C to the extent such amounts are not reinvested in other Funds in accordance with Section 6.3.

               2. Company contributions made with respect to Plan Years beginning on or after January 1, 2002 shall be invested in Fund C to the extent such investments are not redirected by the Member in accordance with Section 6.3.

          B. Dividends received on investments made in accordance with Paragraph A shall be similarly invested.

          C. The account of each Member who was a member of a Prior Plan (other than Prior Plan F) on January 31, 1972 shall be credited as of the Effective Date of this Plan (or, in the case of an Employee described in Section 2.1D, as of the date he becomes a Member) with the balance in his Prior Plan account as of January 31, 1972 (or, in the case of an Employee described in Section 2.1D, as of the date he becomes a Member) attributable to Company contributions as follows:

               1. That portion of such balance in Prior Plan A shall be transferred to the Trustee.

               2. That portion of such balance in Prior Plans B, C, D, and E shall be invested by the Trustee in common stock of AMERADA HESS CORPORATION.

          5.3 Separate records shall be maintained for Member Elective Deferrals invested in the various Funds, after-tax Member contributions invested in the various Funds, and Company contributions matching each such contribution.

ARTICLE 6
MEMBERS’ INVESTMENT DIRECTIONS

     6.1 A. Member contributions

          Pursuant to Paragraph A of Section 5.1, a Member shall elect to invest his contributions in one or more of the Funds in multiples of 1% of the amount contributed, by providing an Investment Direction on a form or in a manner prescribed by the Committee. Such an Investment Direction shall relate to the percentage of his future contributions to be invested in each Fund, the percentage of his previous investments to be invested in each Fund, or both.

          B. Company contributions

          Pursuant to Paragraph A of Section 5.2, a Member shall elect to invest his Company contributions in one or more of the Funds specified in Paragraph A of Section 5.1 in multiples of 1% of the amount contributed, subject to the limitations of Section 6.3, by providing an Investment Direction on a form or in a manner prescribed by the Committee. Such an Investment Direction shall relate to the percentage of his future Company contributions to be invested in each Fund, the percentage of his previous investments to be invested in each Fund, or both.

     6.2 An Investment Direction with respect to a Member’s future contributions or future Company contributions will be given effect as soon as practicable after the date the request is made by the Member. An Investment direction with respect to a Member’s past investments or past Company investments will be given effect on the Valuation Date coincident with or next following the date of the Member’s request.

     6.3 By submitting a new Investment Direction, a Member may make any or all of the following changes:

          A. Change his direction as to the percentage of his future contributions to be invested in each Fund;

          B. Change all or part of the amount previously invested in any Fund for his account to an investment for his account in one or more of the other Funds.

          C. If the Member is less than 55 years of age on the date of his request:

               1. Change his direction as to the percentage of his future Company contributions to be invested in each Fund, provided, however, that 50% of such contributions must be invested in Fund C.

               2. Change all or part of the amount previously invested as Company contributions in any Fund for his account to an investment for his account in one or more of the other Funds, provided, however, that 50% of such contributions must remain invested in Fund C.

          D. If the Member is 55 years of age or older on the date of his request:

               1. Change his direction as to the percentage of his future Company contributions to be invested in each Fund.

               2. Change all or part of the amount previously invested as Company contributions in any Fund for his account to an investment for his account in one or more of the other Funds.

     6.4 The Committee shall establish such procedures and provide such forms as it shall deem necessary or desirable to comply with the provisions of Section 404(c) of ERISA and the Regulations issued thereunder.

ARTICLE 7
VESTING OF COMPANY CONTRIBUTIONS

     7.1 The word “vest” with respect to contributions and income attributable thereto, means the granting to a Member, subject to the provisions of the Plan, of full rights to his interest in the assets of the Plan.

     7.2 The interest of a Member derived from his Employee Contributions and Elective Deferrals shall at all times be vested.

     7.3 The interest in the assets of the Plan derived from Company contributions made with respect to Plan Years beginning before December 31, 2001 on behalf of a Member who is an Employee of the Company on January 1, 2002 shall vest on January 1, 2002, if not already vested under the terms of the Plan in effect on December 31, 2001.

     The interest in the assets of the Plan derived from Company contributions of a former Employee who has not received his Plan distribution before January 1, 2002 shall be determined in accordance with the provisions of the Plan in effect when his employment ended.

     The interest in the assets of the Plan derived from Company contributions of a Member who withdrew from the Plan but who has not received his Plan distribution before January 1, 2002 shall be determined in accordance with the provisions of the Plan in effect when his withdrawal was requested.

     The interest of a Member in the assets of the Plan derived from Company contributions made for Plan Years beginning on or after January 1, 2002 shall at all times be vested.

     The interest of a Member in the assets of the Plan derived from Company contributions to the Retail Operations Plan shall be vested upon transfer to the Plan in accordance with the provisions of Paragraph 22.4 F.

ARTICLE 8
VOLUNTARY WITHDRAWALS

     8.1 Complete Withdrawal.

     A Member may at any time elect to withdraw his vested interest from the Plan attributable to his after-tax contributions and matching Company contributions, or his after-tax contributions, Elective Deferrals, if any, and matching contributions, subject to the limitations of Sections 8.5 (Early Voluntary Withdrawals) and 19.11 (Distribution Requirements). Upon withdrawal prior to January 1, 2002, such Member’s contributions to the Plan shall terminate for a period of 6 months following the date of withdrawal, and will not resume unless and until such Member elects to resume contributions on a form or in a manner prescribed by the Committee. If a Member makes a complete withdrawal under the terms of the Retail Operations Plan the HOVENSA Plan or the Merit Plan prior to January 1, 2002, and less than six months prior to commencement of his membership in the Plan, contributions to the Plan shall not be permitted until the expiration of the six month period beginning on the date of such withdrawal, and will not be made unless and until such Member elects to make such contributions on a form or in a manner prescribed by the Committee.

     8.2 A. At any time following his completion of one year of membership (including membership in a Prior Plan, the Retail Operations Plan, the HOVENSA Plan or the Merit Plan) a Member may elect to withdraw, without the penalty of suspension, a portion of his contributions, subject to the limitations of Section 19.11, as follows.

          1. If he is at least age 59 1/2 at the time of the withdrawal, 50% of the sum of his total contributions including his Elective Deferrals less the sum of his prior withdrawals as of the effective date of the withdrawal.

          2. If he is not at least age 59 1/2 at the time of the withdrawal, 50% of the sum of his total contributions excluding his Elective Deferrals less the sum of his prior withdrawals as of the effective date of the withdrawal.

          In no event, however, may the amount withdrawn exceed the value of a Member’s account attributable to the contributions to be withdrawn.

          B. A period of at least 12 months must elapse between partial withdrawals. If a Member makes a partial withdrawal under the terms of the Retail Operations Plan, or the HOVENSA Plan or the Merit Plan less than twelve months prior to commencement of his membership in the Plan, a partial withdrawal shall not be permitted under the terms of the Plan until the expiration of the twelve month period beginning on the date of such withdrawal.

     Notwithstanding the foregoing, a Member may make a partial withdrawal in June 1996, if he would have completed his first year of membership or 12 months would have elapsed since his last partial withdrawal during the months of July, August or September 1996.

     8.3 Withdrawal Procedures.

          A. An election to withdraw shall be made on a Withdrawal Authorization form or in a manner prescribed by the Committee.

          B. All withdrawals shall be effective as of a Valuation Date.

          C. To be effective as of a particular Valuation Date the Withdrawal Authorization must be received on behalf of the Committee not later than 4:00 PM Eastern Time on such Valuation Date; otherwise, the withdrawal will be effective on the next following Valuation Date.

     8.4 Distribution of Withdrawals.

          A. Distribution of a withdrawal shall be made as soon as practicable after the Valuation Date on which the withdrawal becomes effective.

          B. A complete withdrawal shall be distributed as follows:

               l. The Member’s interest in mutual funds in cash.

               2. The Member’s interest in Fund C in whole shares of AMERADA HESS CORPORATION common stock plus the cash equivalent of any fractional shares and any cash balance, except that distributions made under Subparagraph 9.1B1 shall be made in cash, subject to the provisions of subparagraph 4 of this Paragraph.

               3. The Member’s vested interest attributable to Company contributions in whole shares of AMERADA HESS CORPORATION common stock, plus the cash equivalent of any fractional shares of any cash balance, except that distributions made under Subparagraph 9.1B1 shall be made in cash, subject to the provisions of subparagraph 4 of this paragraph.

               4. At the request of the Member, the Trustee shall distribute in cash the value of the total number of shares of AMERADA HESS CORPORATION common stock that would be issued to the Member in accordance with subparagraphs 2 and 3 of this Paragraph, or in the case of distributions made under Subparagraph 9.1B1, at the request of the Member, the Trustee shall distribute the total number of whole shares of AMERADA HESS CORPORATION common stock equivalent to the cash that would be paid to the Member in accordance with subparagraphs 2 and 3 of this Paragraph, plus the remaining cash.

               5. The Committee shall establish such procedures as it shall deem necessary or desirable to effectuate the distribution of cash or stock pursuant to the Member’s elections under subparagraph 4.

          C. A partial withdrawal shall be distributed in cash on a pro rata basis, to the extent possible, in proportion to the amount of the Member’s contributions to each fund in which his contributions are invested that are attributable to the after-tax contributions (or after-tax contributions and elective Deferrals, if he is at least age 59 1/2 at the time of the withdrawal) to be withdrawn on the Valuation Date on which the withdrawal becomes effective.

          D. A hardship distribution made under Section 19.12 which is less than the Member’s vested account balance attributable to Elective Deferrals shall be distributed in cash on a pro rata basis, to the extent possible, in proportion to the amount of the Member’s Elective Deferrals in each fund in which his Elective Deferrals are invested on the Valuation Date on which the withdrawal becomes effective.

     8.5 Early Voluntary Withdrawal.

     Notwithstanding the foregoing, if a Member elects to withdraw his total vested interest from the Plan during his continued employment by the Company prior to the fifth anniversary of the earliest of the date of his initial participation in the Plan, the Retail Operations Plan, the HOVENSA Plan or the Merit Plan:

          A. The distribution of the Member’s interest in mutual funds and Fund C will be made as specified in Sections 8.3 and 8.4.

          B. The distribution of the Member’s interest in the portion of the assets attributable to Company contributions (including employer matching contributions made to the HOVENSA Plan or the Merit Plan) will be limited to the portion of said assets which exceeds an amount equal to the Company contributions paid to the Trustee under the Plan (including employer matching contributions made to the HOVENSA Plan or the Merit Plan) on said Member’s behalf within two years of the date payment is requested by the Member.

     8.6 Distribution Requirements

          A. General Rules

               1. The requirements of this Section shall apply to any distribution of a Member’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984.

               2. All distributions required under this Section shall be determined and made in accordance with the Proposed Income Tax Regulations under Section 401(a) (9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a) (9)-2 of the Proposed Income Tax Regulations.

          B. Required Beginning Date

          The entire interest of a Member must begin to be distributed no later than the Member’s required beginning date, as defined in Subparagraph 8.6D4.

          C. Death Distribution Provisions:

               1. If the Member dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member’s death.

               2. If the Member dies before distribution of his or her interest begins, distribution of the Member’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                    (a) if any portion of the Member’s interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Member died;

                    (b) if the designated Beneficiary is the Member’s surviving Spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar in which the Member died and (2) December 31 of the calendar year in which the Member would have attained age 70-1/2.

               If the Member has not made an election pursuant to this Subparagraph 2 by the time of his or her death, the Member’s designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Member. If the Member has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Member’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

               3. For purposes of Subparagraph 2 above, if the surviving Spouse dies after the Member, but before payments to such Spouse begin, the provisions of Subparagraph 2, with the exception of Subdivision (b) therein, shall be applied as if the surviving Spouse were the Member.

               4. For purposes of this Paragraph C, any amount paid to a child of the Member will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

               5. For the purposes of this Paragraph C, distribution of a Member’s interest is considered to begin on the Member’s required beginning date (or, if Subparagraph 3 above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to Subparagraph 2 above).

          D. Definitions:

               1. Designated Beneficiary. The individual who is designated as the Beneficiary pursuant to Section 1.9 of this Plan.

               2. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Paragraph C above.

               3. Member’s benefit:

                    (a) The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                    (b) Exception for second distribution calendar year. For the purposes of subdivision (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

               4. Required beginning date.

                    (a) General rule. The required beginning date of a Member shall be determined in accordance with (1) or (2) below:

                         (1) Non-5-percent owners. The required beginning date of a Member who is not a “5-percent owner” (as defined in (b) below) is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                         (2) 5-percent owners. The required beginning date of a Member who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                              (i) the calendar year in which the Member attains age 70-1/2, or

                              (ii) the earlier of the calendar year with or within which ends the Plan Year in which the Member becomes a 5-percent owner, or the calendar year in which the Member retires.

                    (b) 5-percent owner. A Member is treated as a 5-percent owner for purposes of this Section if such Member is a 5-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2 or any subsequent Plan Year.

                    (c) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Member ceases to be a 5-percent owner in a subsequent year.

     8.7 Anything to the contrary hereinabove notwithstanding, withdrawals of assets attributable to Elective Deferrals shall be subject to the limitations of Article 19.

     8.8 Although the Code was amended to eliminate the requirement for commencement of benefit distributions during continued employment to non-5-percent owners who attained age 70 1/2 in years beginning after December 31, 1996, automatic distributions in the amounts that would have been required under prior law will continue to be made under the Plan with respect to such Employees if they attain age 70 1/2 before the Plan Year beginning after December 31, 1999. This Section does not apply to 5-percent owners as defined in subparagraph 8.6D4.

ARTICLE 9
TERMINATION OF EMPLOYMENT AND TERMINATION OF MEMBERSHIP

     9.1 If a Member’s employment by a Company shall terminate for any reason (other than by transfer to HOVENSA, another Company or to an Associated Company) or if his membership in the Plan shall terminate (other than pursuant to the provisions of Sections 8.1, 9.5, or 9.6) his vested interest in the Plan, determined as of the Valuation Date coincident with or next following the date his employment or membership is terminated, shall be distributed to him (or to his Beneficiary if his employment shall terminate because of his death), as follows:

          A. If the Member’s employment shall terminate because of his death his entire vested interest shall be distributed to his Beneficiary as soon as practicable after such Valuation Date in the manner specified in Section 8.4 B.

          B. If the Member’s employment shall terminate for a reason other than his death, or if his membership shall terminate (other than pursuant to the provisions of Section 8.1, 9.5 or 9.6), his entire vested interest, as determined above, shall be distributed to him. The Member’s interest attributable to Employee Contributions and Elective Deferrals shall be distributed in the manner specified in subparagraphs 1 and 2 of Section 8.4B, and his vested interest attributable to Company contributions shall be distributed to him in the manner specified in subparagraph 3 of Section 8.4B, both as follows:

               1. If the value of his entire vested interest shall not exceed $5,000 it shall be distributed to him as soon as practicable after such Valuation Date.

               2. If the value of his entire vested interest shall exceed $5,000, it shall be distributed to him as soon as practicable following his attainment of age 65 (or to his Beneficiary on his death prior thereto), unless the Member shall, prior to any Valuation Date succeeding the Valuation Date described above, make a request on a form or in a manner prescribed by the Committee for earlier distribution, or for a later distribution as permitted under Section 9.4. On receipt of such request, the distribution of such vested interest shall be made to the Member at the appropriate time in the manner requested.

     9.2 If a Member shall be fully vested in his account balances at the time he receives a distribution pursuant to the provisions of Section 8.1 or Section 9.1, then the service performed by him with respect to such distribution shall be disregarded for the purpose of determining the balance in his account on his reentry into the Plan and there shall be no restoration of his account balances.

     9.3 Anything to the contrary hereinabove notwithstanding, distribution of assets attributable to Elective Deferrals shall be subject to the limitations of Article 19.

     9.4 A. Distribution of benefits to a Member will be made no later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

               1. the Member attains age 65 ;

               2. the 10th anniversary of the date on which the Member commenced participation in the Plan;

               3. the Member terminates employment with the Company;

               4. the date specified in an election made pursuant to Paragraph B of this section, but no later than April 1 of the year following the year in which the Member will attain age 70 1/2.

          B. Notwithstanding the provisions of Subparagraph 9.1B2, a Member may, on a statement signed by him and submitted to the Committee (or in a manner prescribed by the Committee), elect that the payment to him of any benefit under the Plan will be made in a lump sum at a date later than the dates specified under Subparagraphs 1, 2 and 3 of Paragraph A of this Section. The statement shall describe the benefit and specify the date on which payment of the benefit shall be made, subject, however, to the distribution requirements of Section 8.6 of the Plan.

     9.5 Notwithstanding any provision of the Plan to the contrary, upon the establishment by the Principal Company of the Retail Operations Plan, which shall have essentially the same provisions as the Plan, the Committee shall direct the Trustee to allocate and segregate the portion of the assets of the Plan held for the benefit of all Members of the Plan who are employed in Company-operated gasoline stations or convenience stores. The Committee then shall direct the Trustee to transfer such assets and the accounts and records of such Members to the Retail Operations Plan. If any Members of the Plan subsequently become eligible for participation in the Retail Operations Plan, the assets, accounts and records of such Members shall be allocated, segregated and transferred in a similar manner. As the result of these transfers, all accrued rights and interests of such Members as of the date of such transfers shall be preserved under the Retail Operations Plan, and in no event shall any such Member be deprived of any benefits under the Plan which shall have accrued to him as of the effective date of the transfer.

     9.6 Notwithstanding any provision of the Plan to the contrary, upon the establishment by HOVENSA of the HOVENSA Plan, which shall have essentially the same provisions as the Plan, the Committee shall direct the Trustee to allocate and segregate the portion of the assets of the Plan held for the benefit of all Members of the Plan employed by HESS OIL VIRGIN ISLANDS CORP., who become employees of HOVENSA on the date HOVENSA commences operations. The Committee then shall direct the Trustee to transfer such assets and the accounts and records of such Members to the HOVENSA Plan on the Transfer Date. If any Members of the Plan subsequently become employed by HOVENSA, the assets, accounts and records of such Members shall be allocated, segregated and transferred in a similar manner. As the result of these transfers, all accrued rights and interests of such Members as of the date of such transfers shall be preserved under the HOVENSA Plan, and in no event shall any such Member be deprived of any benefits under the Plan which shall have accrued to him as of the effective date of the transfer. Upon the transfer of a Member’s accounts and records to the HOVENSA Plan, such Member’s membership in the Plan shall terminate. Upon the transfer of a Member’s accounts and records to the Retail Operations Plan, such Member’s membership in the Plan shall terminate.

ARTICLE 10
FORFEITURES

     10.1 The interest of a Member in the assets of the Plan derived from Company contributions which shall be unvested at the time of his termination of membership or termination of employment shall be forfeited and shall reduce the future contributions of the Company or Companies of which such Member was an Employee. If a Member shall make a complete withdrawal pursuant to Section 8.1 of his vested interest in the assets of the Plan attributable to his after-tax contributions and Elective Deferrals, if any, his unvested interests in the assets of the Plan derived from Company matching contributions attributable to the contributions withdrawn by the Member shall be forfeited. Forfeitures shall occur in a similar manner in the case of a complete withdrawal under Section 8.1 of the Member’s account balances attributable to his after-tax contributions or his after-tax contributions and Elective Deferrals, if any, but shall apply to the interest of such Member in the assets of the Plan derived from Company contributions that matched the Member’s contributions to the withdrawn accounts which shall be unvested at the time of his withdrawal. For the purposes of this Section 10.1, assets representing employer contributions to the HOVENSA Plan which are transferred to the Plan shall be treated as Company contributions.

     10.2 In the event an Employee whose interest in the assets of the Plan has been forfeited in whole or in part upon withdrawal under Section 8.1 or termination of his membership during his continued employment shall continue or resume membership in the Plan, the value of his account balances shall be restored to their value as of the Valuation Date described in Section 8.3 if such Employee shall, within five years of the date of such withdrawal or termination, repay to the Plan the full amount of any distribution received by him upon such withdrawal or termination of membership.

     10.3 In the event an Employee whose interest in the assets of the Plan has been forfeited in whole or in part on termination of his employment shall be reemployed and shall resume membership in the Plan, the value of his account balances shall be restored to their value as of the Valuation Date described in Section 9.1 if such Employee shall, within the earlier to occur of (i) his having incurred five consecutive one-year Breaks in Service and (ii) the fifth anniversary of his resumption of employment covered by the Plan, repay to the Plan the full amount of any distribution received by upon such termination.

     10.4 If an Employee described in Section 10.2 or in Section 10.3 shall not make the repayments in the amounts and in the manner described therein then the service performed by him with respect to which he received a complete distribution of his account balances derived from both after-tax contributions and Elective Deferrals pursuant to the provisions of Section 8.1 or Section 9.1 shall be disregarded for the purpose of determining the balance in his account on his re-entry into the Plan or continuation of his membership in the Plan and there shall be no restoration of his account balances.

     10.5 A. If a forfeiture occurs under the comparable terms of the Retail Operations Plan or the HOVENSA Plan with respect to a member of either of those plans who subsequently becomes a Member of the Plan, and such Member repays the full amount of his distribution to the Retail Operations Plan or the HOVENSA Plan in accordance with the terms of those plans, such repaid amount and the value of his account balances restored under the applicable plan shall be transferred to the Plan as soon as practicable after such repayment and restoration, and shall be invested in accordance with the Member’s then current Investment Direction.

             B. Notwithstanding any provisions of the Plan to the contrary, if a forfeiture occurs in accordance with the provisions of Section 10.1, and the individual involved subsequently becomes a member of the Retail Operations Plan or the HOVENSA Plan before repaying the full amount of his distribution to the Plan, such individual shall be deemed eligible for participation in the Plan for the sole purpose of repaying such distribution and restoring the value of his account balances under the Plan. Such repaid amount and the value of his account balances restored under the Plan shall be invested in accordance with the individual’s then current Investment Direction in the Retail Operations Plan or the HOVENSA Plan, as the case may be, and transferred to the applicable plan as soon as practicable after such repayment and restoration.

        10.6 For the purposes of this Article 10, the nonvested portion of the participating company contributions account under the Merit Plan of a Merit Plan Participant or a former employee of Merit Oil Corporation that was forfeited or scheduled to be forfeited under the terms of the Merit Plan shall be subject to restoration under the same terms that apply to other Members of the Plan under this Article.

     10.7 Due to the change made on January 1, 2002 to provide for the immediate vesting of Company contributions to the Plan, there will be no forfeitures under this Article 10 on or after that date. The above provisions will remain in effect, however, to allow for the restoration of account balances forfeited before that date, and to provide for proper coordination with the Retail Plan and the HOVENSA Plan.

ARTICLE 11
ADMINISTRATION OF THE PLAN

     11.1 The Plan shall be administered by a Committee consisting of three or more persons who shall be appointed by the Board of Directors.

     11.2 The Committee shall have the authority to control and manage the operation and administration of the Plan, as set forth in Section 11.4.

     11.3 The Committee shall act by a majority of its members, but a majority of the members may, at any time and from time to time, by an instrument in writing delivered to the Trustee and to the Board of Directors: (a) designate a Committee member to exercise the powers of the Committee at any time and from time to time in the administration of the Plan, and (b) appoint one or more persons to act as agent or agents of the Committee. Any agent or agents so appointed shall serve at the pleasure of the Committee.

     11.4 The Committee shall have the power, duty, and responsibility to direct the administration of the Plan, including the power: (a) to reconcile any inconsistencies in the Plan; (b) to construe and interpret the provisions of the Plan and all parts thereof, (c) to provide such rules and regulations not inconsistent with the Plan as it may deem necessary; (d) to resolve all questions with respect to the individual rights of Members and former Members; and (e) to authorize benefit payments under the Plan. Any interpretation or construction placed upon any term or provision of the Plan by the Committee, any determination of the Committee with respect to the rights of a Member or former Member, any reconciliation of any inconsistency in the Plan made by the Committee, and any action whatever taken by the Committee in good faith shall be final and conclusive.

     11.5 The Committee may employ one or more persons to render advice with regard to any of its responsibilities under the Plan.

     11.6 The Committee may, in writing, allocate responsibilities for the operation and administration and recordkeeping of the Plan including discretionary responsibilities for persons serving as fiduciaries.

     11.7 A. The Committee shall serve as the liaison among the Companies, the Trustee, the recordkeeper and the Members.

             B. To the extent required by law and not specified in the Plan the Committee shall establish a funding policy and method consistent with the objectives of the Plan.

             C. The Committee shall maintain or cause to be maintained such records under the Plan as it shall deem necessary or desirable.

     11.8 Any member of the Committee, and any agent of the Committee, may be removed from office at any time, with or without cause, by the Board of Directors.

     11.9 Anything to the contrary herein notwithstanding, all acts and decisions of the Committee and its agents authorized under the Plan shall at all times be subject to review by the Board of Directors, provided, however, that the Committee and its agents shall not be required to submit any act or decision for such review unless specifically directed to do so by the Board of Directors.

     11.10 Claims Procedure:

          A. The Committee shall make all determinations as to the right of any person to a benefit.

          B. The Committee shall issue a decision on a claim for benefits under the Plan within a reasonable period of time after receipt of the claim.

          C. Any denial or partial denial by the Committee of a claim for benefits under the Plan by a Participant or Beneficiary shall:

               1. Be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary;

               2. Set forth the specific reasons for the denial, written to the best of the Committee’s ability in a manner that may be understood without legal or actuarial counsel;

               3. Refer to pertinent provisions of the Plan on which the denial is based;

               4. Explain the procedure of the Plan relating to a review of the denial of benefits.

     11.11 All costs and expenses incurred in administering the Plan, including the expenses of the Trustee and the Committee, the fees of counsel and other administrative expenses, except as specified below, shall be borne by the Companies. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase, sale, redemption, conversion, or distribution of securities, shall be added to the cost of such securities or deducted from the proceeds thereof, as the case may be. Loan initiation and annual loan recordkeeping fees charged by the recordkeeper shall be paid by the Member receiving a loan under the provisions of Section 19.13. All other taxes which may at any time be levied or assessed upon or in respect of any trusts, any Fund, or the assets of the Plan shall be paid out of the particular trusts, Fund, or assets of the Plan giving rise to such taxes and charged to the accounts of the respective Members, unless the

Principal Company, by action of the Board of Directors, shall elect to pay such taxes. Mutual fund investment management fees, sales charges and short-term trading fees shall be charged against the accounts of Members invested in such funds.

     11.12 Any person or group of persons may serve in more than one fiduciary capacity under the Plan.

     11.13 Information relating to the purchase, holding, and sale of common stock of AMERADA HESS CORPORATION in Fund C, and the exercise of voting, tender and similar rights with respect to such securities by Members and beneficiaries, shall be maintained in accordance with procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal or state laws not preempted by ERISA. The Committee is the fiduciary responsible for ensuring that said procedures are sufficient to safeguard such information and that such procedures are being followed. If the Committee determines that any situations involve a potential for undue influence on Members or beneficiaries by the Company with regard to the direct or indirect exercise of shareholder rights, the Committee shall appoint an independent fiduciary to carry out activities relating to such situations. The independent fiduciary shall not be affiliated with the Company.

ARTICLE 12
AMENDMENT OF THE PLAN

     12.1 A. Except as herein limited, the Board of Directors shall have the right to amend the Plan at any time and to any extent that it may deem advisable.

          B. The Committee is authorized to restate the Plan and to make all changes to the Plan or any group of related changes that are forecast to increase the annual cost of the Principal Company by less than $100,000, are required to comply with applicable law or are made in conjunction with administrative requirements, any said changes to be reported to the Compensation and Management Development Committee of the Board of Directors (the “Board Committee”) annually.

          C. The Board Committee is authorized to approve changes or any group of related changes to the Plan that are forecast to increase the annual cost to the Principal Company by less than $500,000.

          D. The Committee is authorized to maintain records of all such actions to indicate their review and approval, that will be:

               1. reduced to writing;

               2. executed by an officer of the Principal Company who is a member of the Committee and by the Secretary or an Assistant Secretary of the Principal Company; and

               3. incorporated in subsequent restatements of the Plan.

          E. Any such amendment or restatement shall be set forth in a written instrument, which shall be executed and delivered as set forth in the preceding paragraph. Upon execution of such written instrument, the Plan shall be deemed to have been amended in the manner therein set forth, effective as of the date specified therein, and all Members, Companies, the Committee, and all other persons interested in the Plan shall be bound thereby.

     12.2 No amendment shall vest in any Company, directly or indirectly, any right, title or interest in or to assets of the Plan, or any portion thereof. No assets of the Plan shall, by reason of any amendment, be used for, or diverted to, purposes other than for the exclusive benefit of Members, former Members, and their Beneficiaries. No amendment shall, without his consent, reduce any accrued right or interest to which any Member, former Member, or Beneficiary is entitled as of the date of such amendment, but this provision shall not be construed as preventing any change in the Plan which lessens or restricts benefits or rights not actually accrued as of the date of such amendment.

     12.3 In the discretion of the amending authority as specified in Section 12.1, any amendment may be made effective as of a date prior to its execution.

ARTICLE 13
TERMINATION OF PARTICIPATION BY A COMPANY
AND TERMINATION OF THE PLAN

     13.1 A. It is the expectation of each Company that it will continue the Plan and the payment of its contributions hereunder indefinitely; but continuation of the Plan is not assumed as a contractual obligation of any Company, and the right is reserved by each Company at any time to reduce, suspend or discontinue its contributions hereunder, and to terminate its participation in the Plan in whole or in part. Except in the case of a termination in operation, the termination by a Company of its participation in the Plan shall be evidenced by a written instrument executed by the Company effective as of the date stated therein, and by a certified copy of a duly enacted resolution of the board of directors of such Company authorizing such termination. Copies of such instrument and of such resolution shall be delivered to the Committee and to the Trustee. Participation of a Company in the Plan may be terminated in operation without formal notice.

          B. The right is also reserved by the Principal Company to terminate the Plan. Except in the case of a termination in operation, termination of the Plan shall be evidenced by a written instrument executed by the Principal Company effective as of the date stated therein, and by a certified copy of a duly enacted resolution of the Board of Directors authorizing such termination. Copies of such instrument and of such resolution shall be delivered to the Committee and to the Trustee. The Plan may be terminated in operation without formal notice.

     13.2 If the Plan is terminated by a participating Company with respect to all or a designated group of its Employees, then and in that event, from and after the termination date and with respect to the group as to which the Plan is being terminated: (a) no contribution shall be made to the Plan by the terminating Company or by its Employees, (b) no Employees of such group shall become Members of the Plan, and (c) no further payments of benefits with respect to Members of such group shall be made except in distribution of assets of the Plan as provided in Section 13.4. (The term “Members” as used in this ARTICLE 13 includes, where appropriate, former Members and Beneficiaries of such former Members.)

     13.3 Upon termination of a Company’s participation in the Plan in whole or in part, or upon complete discontinuance of its contributions to the Plan, the right of each Employee of such Company whose membership in the Plan is thereby terminated to his interest in the assets of the Plan shall be and become nonforfeitable.

          Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan, the amounts credited to the accounts of the Members shall be nonforfeitable.

     13.4 A. Upon termination of a Company’s participation in the Plan, in whole or in part, or upon termination of the Plan or complete discontinuance of all Company contributions thereto, as above provided, the Committee shall direct the Trustee to allocate and segregate the portion of the assets of the Plan held for the benefit of those Members whose membership in the Plan is being terminated. The Committee may direct the Trustee to continue to hold such assets, under the Plan, to convert such assets into cash, to distribute such assets or such cash to such Members, or to transfer such portion, or all of the assets, as the case may be, to another trust fund for the benefit of the Members as to whom the Plan is terminated, including, but not limited to, a fund or trust under another savings plan of the terminating Company or of another business organization.

          B. In the event that the termination of any Company’s participation in the Plan, or the termination of the Plan, or the complete discontinuance of all Company contributions thereto, shall not be accompanied by a termination of the Trust, then those assets allocated pursuant to Paragraph A of this Section 13.4 which, at the direction of the Committee, shall continue to be held by the Trustee under the Plan, shall be distributed to Members and former Members in accordance with the provisions of the Plan relating to distribution of withdrawals and distribution on termination of employment.

          C. The Committee shall, on termination of the Trust, and may, in its discretion, on termination of a Company’s participation, termination of the Plan, or complete discontinuance of all Company contributions thereto, direct the Trustee to distribute to each Member his interest in the assets of the Plan then held by the Trustee.

     13.5 Any other provision to the contrary herein notwithstanding, no Member’s participation in the Plan shall be deemed terminated if immediately following the termination of his employer’s participation in the Plan, in whole or in part, such Member shall be employed by another Company. In such event the interest of such Member in the Plan shall continue to be held by the Trustee under the Plan to furnish benefits provided by the Plan.

     13.6 A. The participation of any Company in the Plan shall terminate upon the dissolution of the Company.

          B. In the event of a merger, consolidation, or reorganization of any Company the participation of such Company in the Plan shall continue unless the Company or any Successor Company shall terminate such participation in the manner provided in Section 13.1A.

          C. In the event of any merger of the Plan or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Member (if either the Plan or the other plan shall then be terminated) shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer, equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation, or transfer if the Plan had then been terminated.

     13.7 A. In the event that a Successor Company shall succeed any Company hereunder, provision may be made by agreement between such Successor Company and the Principal Company for the transfer of a portion of the assets of the Plan, allocable to Members who shall then be employed by the Successor Company, to a trust under any savings plan adopted or to be adopted by such Successor Company.

               B. In the event of such transfer, the Committee shall direct the Trustee to set aside assets equal in value to that portion of the assets of the Plan determined pursuant to Paragraph A to be allocable to Members employed by the Successor Company, and to deliver such assets to a trustee designated by the Successor Company.

               C. In the event of such transfer, the Plan shall not be deemed terminated with respect to any Member who shall participate in the Successor Company’s savings plan, provided, however, that in no event shall any Member be deprived of any benefits under the Plan which shall have accrued to him as of the effective date of the transfer.

ARTICLE 14
ADOPTION OF THE PLAN BY PARTICIPATING COMPANIES

     14.1 Any Participating Company may join in and become a party to the Plan, provided that:

          A. The Committee shall approve the admission of such Participating Company into the Plan; and

          B. Such Participating Company shall notify the Committee of its agreement: to adopt the Plan, together with all amendments thereto then in effect; to be bound thereby as though it were an original signatory thereto; and to be bound by any other terms and conditions which may be imposed by the Committee, provided that the same shall not be inconsistent with the purposes and provisions of the Plan.

     14.2 A Participating Company adopting the Plan shall file with the Committee such information as may be required concerning its Employees who shall be eligible for membership in the Plan.

     14.3 Upon such Participating Company’s adopting the Plan it shall thereafter be deemed to be a Company for all purposes hereof except as may be otherwise expressly provided herein.

     14.4 Notwithstanding the provisions of Section 14.1, any wholly owned subsidiary of the Principal Company or of a Participating Company organized in the United States of America shall automatically become a Participating Company on the date it adopts the Plan, unless the Committee excludes such company from admission into the Plan.

ARTICLE 15
THE TRUSTEE

     15.1 The Company shall enter into an agreement or agreements with a bank, trust company or other fiduciary, as Trustee, which shall hold and invest the contributions made under the Plan.

     15.2 Each Trustee shall perform all of its duties, subject to the requirements of, and receive compensation in accordance with, the terms of any such agreement.

     15.3 All action taken by a Trustee pursuant to its authority as such shall be binding upon all Members, each Company, the Committee and upon every person who is or may become interested in the Plan.

     15.4 The Principal Company may in its discretion terminate any agreement hereinabove described, remove any Trustee appointed by it and appoint as successor Trustee any other qualified bank, trust company, or other fiduciary.

     15.5 The Principal Company is the named fiduciary with respect to control or management of the assets of the Plan. However, Compensation and Management Development Committee of its Board of Directors may appoint and monitor an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Plan, and may select mutual funds for Plan investments.

     15.6 The Trustee shall vote, in person or by proxy, the shares of common stock of AMERADA HESS CORPORATION held by the Trustee. Each Member shall be entitled to give instructions to the Trustee with respect to voting the number of shares of such common stock, including any fractional share, credited to his account in Fund C, and the Trustee shall be obliged to follow such instructions. Written notice of any meeting of stockholders of AMERADA HESS CORPORATION and a request for instructions shall be given by the Trustee, at such time and in such manner as the Committee shall determine, to each Member entitled to give such instructions. Shares of common stock attributable to Company contributions and shares held in Fund C with respect to which no instructions are received shall be voted by the Trustee in accordance with the terms of the agreement with the Trustee. Records of the instructions given by individual Members shall be confidential and not disclosed to the Company by the Trustee.

     15.7 In the event a tender or exchange offer (within the meaning of the Securities Exchange Act of 1934, as amended) is made by any potential acquiror in respect of all or a portion of the outstanding shares of common stock of AMERADA HESS CORPORATION, each Member shall be entitled to respond and give tender or exchange instructions to the Trustee regarding, among other things, whether or not any such Member desires to tender or exchange all or a portion of the number of shares of such common stock, including any fractional share, credited to his account in Fund C. The Trustee shall be obliged to follow such tender or exchange instructions and respond in accordance therewith. Shares of common stock held in Fund C with respect to which no instructions are received shall not be tendered or exchanged by the Trustee to or with any such potential acquiror. Written notice of any such tender or exchange offer, and a copy of all of the materials distributed to shareholders of AMERADA HESS CORPORATION in connection therewith, relating to any such tender or exchange offer and the potential acquiror, shall be delivered in a timely manner by the Trustee to each Member entitled hereunder to give tender or exchange instructions. Records of the instructions given by individual Members shall be confidential and shall not be disclosed, divulged or released by the Trustee (or any affiliates or employer of the Trustee) to any person, including without limitation, AMERADA HESS CORPORATION, any affiliate of AMERADA HESS CORPORATION, or any officer, director or employee of any such companies.

ARTICLE 16
GENERAL PROVISIONS GOVERNING PAYMENT OF BENEFITS

     16.1 All benefits payable under the Plan shall be paid or provided for solely from the assets of the Plan, and no Company assumes any liability or responsibility therefor. The obligations of each Company, which are expressly stated to be noncontractual, are limited solely to the making of contributions to the Trust Fund, as provided for in the Plan.

     16.2 In the event that any benefit hereunder becomes payable to a minor, or to a person under legal disability, or to a person judicially declared incompetent, then the Committee shall direct the same to be paid out by the Trustee in such of the following ways as the Committee may deem best:

          A. Directly to such person.

          B. In the case of a minor, to the guardian or other person having the care and control of such minor.

          C. To the legally appointed guardian or conservator of such person.

          D. To any institution maintaining or having the custody of such person in accordance with the order of a court of competent jurisdiction.

     16.3 If at any time any doubt shall exist as to the identity of any person entitled to payment of any benefit hereunder, or as to the amount or time of any such payment, or if the Committee is unable to authorize payment of benefits to any person because his whereabouts cannot be ascertained, the Committee shall certify such fact to the Trustee, and shall direct the Trustee to hold the amount of benefit in trust until the Committee’s further order or until final order of a court of competent jurisdiction. In the event a Member or Beneficiary to whom payment of a benefit under the Plan is due cannot be located, or has not presented benefit checks for payment within one year after Plan distributions shall have been made to him, such benefit shall be treated as having been forfeited, provided that if a claim therefor is subsequently made by, or on behalf of, such Member or Beneficiary such benefit shall be reinstated. For the sole purpose of this Section, the term Member or Beneficiary shall include a former member or beneficiary of the former Amerada Hess Corporation Employees’ Stock Ownership Plan who could not be located by the former trustee of that plan, and with respect to whom said trustee transferred unpaid amounts to the Plan.

     16.4 All benefits hereunder shall be payable at the office of the Trustee, unless otherwise directed to the Trustee.

     16.5 In order to facilitate the administration of the Plan, benefits payable hereunder may be paid by the Trustee directly or through an agent, including the Committee or one of its agents.

     16.6 Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan except in the case of a qualified domestic relations order as defined in Code Section 414(p), or in the case of an offset of a Member’s benefits against an amount that the Member is ordered or required to pay to the Plan as described in Code Section 401(a)(13)(C), if (i) the order or requirement to pay arises (A) under a judgment of conviction for a crime involving such Plan, (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or (C) pursuant to a settlement agreement between the Secretary of Labor and the participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person, and (ii) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Member’s benefits provided under the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, except in the case of a qualified domestic relations order or in accordance with Code Section 401(a)(13)(C) shall be void. In the case of a qualified domestic relations order, the portion of the participant’s interest in the Plan designated for the benefit of the alternate payee shall be distributed to such alternate payee as soon as practicable after the qualification of the order. If a portion of the alternate payee’s interest in the Plan is derived from Company contributions or employer matching contributions made to the HOVENSA Plan in which the participant is not vested, such portion shall not be distributed to the alternate payee, but shall be retained in the alternate payee’s Plan account until vested or forfeited, based on the status of the participant. Notwithstanding any other provisions of the Plan, partial withdrawals, hardship withdrawals, loans and rollovers from other plans or from rollover individual retirement accounts shall not be available to an alternate payee. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

     16.7 This Section applies to distributions made on or after January 1, 1993.

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution made directly to an eligible retirement plan or plans specified by the distributee in a direct rollover. The following definitions apply for the purposes of this Section 16.7.

          A. “Eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

               1. any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

               2. any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

               3. the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

               4. any hardship withdrawal made in accordance with Section 19.12 on or after January 1, 1999.

          B. “Eligible retirement plan” shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          C. “Distributee” shall include an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the Spouse of former spouse.

          D. “Direct rollover” shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE 17
MISCELLANEOUS PROVISIONS

     17.1 The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between any Company and any Employee or Member, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give any Employee the right to be retained in the service of any Company or to interfere with the right of any Company to discharge any Employee or Member at any time.

     17.2 The adoption of the Plan by any Company shall not create a joint venture or partnership relation between it and any other Company, nor shall such action in any manner be construed as having such effect. Any rights, duties, liabilities, and obligations assumed hereunder by each Company, or imposed upon it under or as a result of the terms and provisions of the Plan, shall relate to and affect such Company alone.

     17.3 Whenever any act provided for herein shall be at the discretion, or with the approval, of a Company, the Board of Directors, the Committee, or any other person, there shall be no discrimination in the taking of such action in favor of or against any Member or group of Members similarly situated.

     17.4 No Member, or any other person claiming any benefits hereunder, shall have any right to inspect the books and accounts of any Company or to obtain any information relating to the financial affairs of any Company, or to inquire as to the method of determining the amount of any Company contribution, except as provided by law.

     17.5 Each Company, the Committee, the Trustee, and any person or persons involved in the administration of the Plan shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by an Employee, Member, or other person with respect to any facts required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made or furnished, shall be conclusively binding upon such Employee, Member, or other person but not upon any Company, the Committee, or any other person or persons involved in the administration of the Plan. Nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation, or evidence or to relieve the Employee, Member, or other person from the duty of submitting satisfactory proof of any such fact.

     17.6 Any notice delivered or mailed to any person will be deemed properly given if delivered or mailed, postage prepaid, to such person at his last post office address shown on the record of the Company. Any notice or other communication from an Employee, Member or other person to the Committee, the Plan recordkeeper or to any Company, shall be in such form as may be prescribed by the Committee, and shall be properly given or filed if delivered or mailed, postage prepaid, to the Committee or to the Company, as the case may be, at such address or in such a manner as may be specified from time to time by the Committee, which may include telephone or electronic communication.

     17.7 Each Company shall furnish in writing to the Committee and to the Trustee, at their request, such information as may be necessary or desirable in order that the Committee and the Trustee may be able to carry out their duties hereunder; and the Committee and the Trustee shall be entitled to rely upon such information as correct.

     17.8 In no event shall any part of the corpus or income of the Trust Fund hereunder (within the taxable year or thereafter) be used for, or diverted to, purposes other than for the exclusive benefit of the Members or their Beneficiaries. No assets of the Trust Fund shall revert to any Company, provided, however, that any contribution made by a Company by a mistake of fact may be returned to such Company within one year after the payment of the contribution.

     17.9 The Plan and the Trust incorporated herein by reference are intended to qualify as a qualified stock bonus plan and a tax exempt trust, pursuant to the provisions of Sections 401(a) and 501(a) of the Code, respectively.

     17.10 The contributions made by each Company pursuant to the Plan are intended to be deductible under the provisions of Section 404 of the Code.

     17.11 The Plan shall be governed by, construed, administered, and regulated in all respects under the laws of the State of New York.

     17.12 The titles to the Articles in the Plan are placed herein for convenience or reference only, and in case of any conflicts, the text of this instrument, rather than such titles, shall control.

     17.13 Wherever necessary or appropriate, the use herein of any gender shall be deemed to include the other genders, and the use herein of either the singular or the plural shall be deemed to include the other.

     17.14 This instrument may be executed in any number of counterparts, each of which shall be deemed to be the original, although the others shall not be produced.

     17.15 Notwithstanding any other provisions of the Plan to the contrary, in connection with the assumption of Plan recordkeeping responsibilities by Fidelity Institutional Retirement Services Company, no requests will be accepted for changes in Member contributions under Article 3, changes in Members’ Investment Directions under Article 6, Voluntary Withdrawals under Article 8, or Loans or Hardship Withdrawals under Article 19, and there will be no distributions due to termination of employment or membership under Article 9 from June 20, 1996 to September 4, 1996, and no rollover amounts will be accepted from other plans under Article 20 during the month of July 1996.

ARTICLE 18
TOP-HEAVY PROVISIONS

     18.1 If the Plan is or becomes top-heavy in any Plan year beginning after December 31, 1983, the provisions of Sections 18.2 through 18.6 will supersede any conflicting provision in the Plan.

     18.2 Definitions:

          A. 1. Key Employee: Any Employee or former employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Company, if such individual’s annual compensation exceeds 50 percent of the dollar limitation under Code Section 415(c)(1)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Company if such individual’s compensation exceeds 100 percent of such dollar limitation, a 5-percent owner of the Company, or a 1-percent owner of the Company who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the determination date and the 4 preceding Plan years. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder. For these purposes, (i) no more than 50 Employees (or, if less, the greater of 3 or 10 percent of the Employees) shall be treated as officers, and (ii), if 2 Employees have the same interest in the Company, the Employee having greater annual compensation from the Company shall be treated as having a larger interest.

               2. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Companies, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          B. Top-heavy plan: For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

               1. If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

               2. If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent.

               3. If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

          C. Top-heavy ratio:

               1. The top-heavy ratio shall be a fraction, the numerator of which is the sum of account balances under all defined contribution plans of the Company for all key employees and the present value of accrued benefits under all defined benefit plans of the Company for all key employees as of the determination date, and the denominator of which is the sum of the account balances under the defined contribution plans for all Members and the present value of accrued benefits under the defined benefit plans for all Members as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be adjusted for any distribution of an account balance or an accrued benefit made in the five-year period ending on the determination date and any contribution due but unpaid as of the determination date.

               2. For purposes of subparagraph 1 above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date. The account balances and accrued benefits of a Member (i) who is not a key employee but who was a key employee in a prior year or (ii) who has not received any compensation from any Company maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

          D. Permissive aggregation group: The required aggregation group of plans plus any other plan or plans of the Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          E. Required aggregation group: (1) Each Qualified Plan of the Company in which at least one key employee participates, and (2) any other Qualified Plan of the Company which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          F. Determination date: For any Plan year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

          G. Present value: For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

               1. Interest rates in use by the Pension Benefit Guaranty Corporation as of the relevant valuation date.

               2. Mortality table: 1971 Group Annuity Male Mortality Table set back one year for males and six years for females.

          H. Valuation Date: For purposes of computing the top-heavy ratio, the valuation date shall be January 1 of each year for all defined benefit plans and December 31 of each year for all defined contribution plans.

     18.3 Minimum Allocation.

          A. Except as otherwise provided in subparagraphs C and D below, the Company contributions and forfeitures allocated on behalf of any Member who is not a key employee shall not be less than the lesser of three percent of such Member’s Compensation or in the case where the Company’s defined benefit plan does not designate this Plan to satisfy Section 401 of the Code, the largest percentage of Company and Member contributions and forfeitures as a percentage of the key employees’ Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation in the year because of (i) the Member’s failure to complete 1,000 hours of Service (or any equivalent provided in the Plan), or (ii) the Member’s failure to make Member contributions to the Plan, or (iii) Compensation less than a stated amount.

          B. For purposes of computing the minimum allocation, compensation shall mean all of each Member’s W-2 earnings for the taxable year ending with or within the Plan Year, as limited by Section

401(a) (17) of the Code.

          C. The provision in A above shall not apply to any Member who was not employed by the Company on the last day of the Plan Year.

          D. The provision in A above shall not apply to any Member to the extent the Member is covered under any other plan or plans of the Company and the Company has provided that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan.

          E. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a) (3) (B) or 411 (a) (3) (D) of the Code.

     18.4 Compensation Limitation

     For any Plan Year in which the Plan is top-heavy, only the first $150,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate) of a Member’s annual Compensation shall be taken into account for purposes of determining benefits under the Plan, except that for Plan Years beginning an or after January 1, 1994, only the OBRA ‘93 annual compensation shall be taken into account.

     18.5 Minimum Vesting Schedules:

          A. The nonforfeitable interest of each Employee in his or her account balance attributable to Company contributions shall be at least as favorable as the following:

               20% vesting after 2 years of service.

               40% vesting after 3 years of service.

               60% vesting after 4 years of service.

               80% vesting after 5 years of service.

               100% vesting after 6 years of service.

          B. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became top-heavy. Further, no reduction in vested benefits may occur in the event the Plan’s status as top-heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an hour of Service after the Plan has initially become top-heavy, and such Employee’s account balance attributable to Company contributions and forfeitures will be determined without regard to this Section.

          C. In the event of a change in the vesting schedule, the following rules shall apply:

               1. In the case of an Employee who is a Member on

                    (a) The date the amendment is adopted,

or

                    (b) The date the amendment is effective, if later, the nonforfeitable percentage (determined as of such date) of such Employee’s right to the Company-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

               2. Each Member whose nonforfeitable percentage of his accrued benefit derived from Company contributions is determined under such schedule and who has completed at least 3 years of Service with the Company, may elect, during the election period, to have the nonforfeitable percentage of his accrued benefit derived from Company contributions determined without regard to such amendment. Notwithstanding the preceding sentence there shall be no election for any Member whose nonforfeitable percentage under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment.

               3. For purposes of subparagraph 2 the election period under the Plan shall begin no later than the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates:

                    (i) The date which is 60 days after the day the Plan amendment is adopted,

                    (ii) The date which is 60 days after the day the Plan amendment becomes effective, or

                    (iii) The date which is 60 days after the Participant is issued written notice of the Plan amendment by the Company or Plan Administrator.

     18.6 Adjustment in Section 415 Limits.

     For purposes of this Article the reference to 125% in paragraphs B and C of Section 4.5 is changed to 100%.

ARTICLE 19
CASH OR DEFERRED ARRANGEMENT

     19.1 Elective Deferrals-Contribution Limitation

          No Member shall be permitted to have Elective Deferrals made under the Plan, or any other Qualified Plan maintained by the Company, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year. For the purposes of this Section 19.1, Elective Deferrals shall include elective deferrals made in accordance with the terms of the HOVENSA Plan.

     19.2 Distribution of Excess Elective Deferrals

          A Member may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Member by notifying the Committee in writing on or before February 15 of the following year of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Member is deemed to notify the Committee of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan or any other plans of the Company.

          Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto (as determined pursuant to Section 1.27), shall be distributed no later than April 15 to any Member to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

     19.3 Actual Deferral Percentage Test

          A. The ADP for Members who are Highly Compensated Employees and the ADP for Members who are Non-highly Compensated Employees must satisfy one of the following tests:

               1. The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

               2. The ADP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Members who are Non-highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Members who are Highly Compensated Employees does not exceed the ADP for Members who are Non-highly Compensated Employees by more than two (2) percentage points.

               3. The above ADP test may be monitored periodically throughout the

Plan Year, and the Elective Deferrals of Highly Compensated Employees may be reduced prospectively to the extent necessary to pass the test.

               4. The Company reserves the right to make a Qualified Non-Elective Contribution (as defined in Section 401(k) of the Code) to Non-highly Compensated Employees in order to pass the ADP test.

               5. ‘Qualified Non-elective Contributions’ shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Company and allocated to Members’ accounts that the Members may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

          B. Special Rules:

               1. The ADP for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Company, shall be determined as if such Elective Deferrals were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

               2. In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

               3. At the election of the Company made by the Committee, the ADP for Members who are Non-highly Compensated Employees may be determined for the same Plan Year as the ADP for Members who are Highly Compensated Employees, instead of for the preceding Plan year. If such an election is made, it may not be changed except as provided by the Secretary of the Treasury.

               4. For purposes of determining the ADP test, Elective Deferrals must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

               5. The Company shall maintain records sufficient to demonstrate satisfaction of the ADP test.

               6. The determination and treatment of the ADP amounts of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     19.4 Distribution of Excess Contributions.

          Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Members to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions shall be allocated to Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Company contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10-percent excise tax will be imposed on the Company with respect to such Excess Contributions.

          Notwithstanding the foregoing, to the extent permitted by regulations, the Company may recharacterize Excess Contributions as Employee Contributions, subject to the limitations of Sections 19.7 and 19.11. Recharacterization must occur no later than 2 1/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Member for the Member’s taxable year in which the Member would have received them in cash.

          Excess Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

          Determination of income or loss: Excess Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Contributions is the income or loss allocable to the Member’s Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Member’s Excess Contributions for the year and the denominator is the Member’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such Plan Year.

          Accounting for Excess Contributions: Excess Contributions shall be distributed (or recharacterized) from the Member’s Elective Deferral account in proportion to the Member’s Elective Deferrals for the Plan Year.

     19.5 Matching Contributions

     The Company will make Matching Contributions to the Plan on behalf of all Members who make Elective Deferrals. The Company shall contribute and allocate to each Member’s Matching Contribution account an amount equal to:

          100 percent of the Member’s Elective Deferrals to a maximum of 6% of each Member’s Compensation determined without regard to reductions under Code Sections 125 or 401(k).

     19.6 Forfeitures and Vesting of Matching Contributions

          Matching Contributions shall be vested in accordance with Article 7. In any event, Matching Contributions shall be fully vested at normal retirement age (attainment of age 65 or the fifth anniversary of commencement of participation in the Plan, if later), upon the complete or partial termination of the Plan, or upon the complete discontinuance of Company contributions.

          Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, including employer matching contributions to the HOVENSA Plan transferred to the Plan, shall be made in accordance with Article 10.

     19.7 Limitations on Employee Contributions and Matching Contributions

          The ACP for Members who are Highly Compensated Employees and the ACP for Members who are Non-highly Compensated Employees must satisfy one of the following tests:

          A. The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Members who are Non-highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

          B. The ACP for Members who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for members who are Non-highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the ACP for Members who are Highly Compensated Employees does not exceed the ACP for Members who are Non-highly Compensated Employees by more than two (2) percentage points.

          C. Special Rules:

               1. Multiple Use: If one or more Highly Compensated Employees participates in both a cash or deferred arrangement (“CODA”) and a plan subject to the ACP test maintained by the Company and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-highly Compensated Employees.

               2. For purposes of this Section, the Contribution Percentage for any Member who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more CODA’s, or CODA’s that are maintained by the Company, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more CODA’s that have different Plan Years, all CODA’s ending with or within the same calendar year shall be treated as a single CODA. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(m) of the Code.

               3. In the event that this Plan satisfies the requirements of Sections 401(a)(4), 401(m) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(m) of the Code if they have the same Plan Year.

               4. At the election of the Company made by the Committee, the ACP for Members who are Non-highly Compensated Employees may be determined for the same Plan Year as the ACP for Members who are Highly Compensated Employees, instead of for the preceding Plan year. If such an election is made, it may not be changed except as provided by the Secretary of the Treasury.

               5. For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

               6. The Company shall maintain records sufficient to demonstrate satisfaction of the ACP test.

               7. The determination and treatment of the Contribution Percentage of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     19.8 Distribution of Excess Aggregate Contributions

          Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Members to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the amount of contributions on behalf of, or by each such Employee. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company with respect to those Excess Aggregate Contributions. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

          Determination of Income or Loss: Excess Aggregate Contributions shall be adjusted for any income or loss. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Member’s Employee Contribution account, Matching Contribution account, and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Member’s Excess Aggregate Contributions for the year and the denominator is the account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

          Accounting for Excess Aggregate Contributions: Excess Aggregate Contributions shall be forfeited or distributed on a pro-rata basis from each fund in which the Member’s contributions and Company matching contributions are invested in the following order: (i) unmatched after-tax contributions in the Member’s Employee Contribution account, and (ii) matched after-tax contributions in the Member’s Employee contribution account and an equal amount of the related Company matching contributions in the Matching Contribution account, each with their related income or loss.

     19.9 Average Contribution Percentage

          In computing the Average Contribution Percentage, the Company shall take into account, and include as Contribution Percentage Amounts, all Elective Deferrals under this Plan or any other plan of the Company, as provided by regulations.

          The amount of Elective Deferrals taken into account as Contribution Percentage Amounts for purposes of calculating the Average Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Elective Deferrals that are needed to meet the Average Contribution Percentage test.

          Forfeitures of Excess Aggregate Contributions shall be applied to reduce Company contributions for the Plan Year in which the excess arose.

     19.10 Nonforfeitability and Vesting

          The Member’s accrued benefit derived from Elective Deferrals and Employee Contributions is nonforfeitable. Separate accounts for Elective Deferrals, Employee Contributions, Matching Contributions, and employer matching contributions to the HOVENSA Plan and the Merit Plan transferred to the Plan will be maintained for each Member. Each account will be credited with the applicable contributions and earnings thereon.

     19.11 Distribution Requirements

          Elective Deferrals and income allocable thereto are not distributable to a Member or his Beneficiary or Beneficiaries, in accordance with such Member’s Beneficiary or Beneficiaries election, earlier than upon separation from service, death, or disability.

          Such amounts may also be distributed upon:

          A. Termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k).

          B. The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

          C. The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

          D. The attainment of age 59 1/2.

          E. The hardship of the Member as described in Section 19.12.

          All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Member consent requirements (if applicable) contained in Sections 411(a)(11) of the Code. In addition, distributions that are triggered by any of the first three events enumerated above must be made in a lump sum.

     19.12 Hardship Distribution

          Distribution of Elective Deferrals (excluding income allocable to such Elective Deferrals) may be made to a Member in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. A request for a hardship withdrawal shall be made on a form or in a manner prescribed by the Committee. Such distribution shall be effective on the earliest practicable Valuation Date following the approval of the request by the Committee.

     Special Rules:

          A. The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Employee, the Employee’s Spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition, room and board and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s Spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence.

          B. A distribution will be considered as necessary to satisfy an immediate and heavy financial need if the Committee relies upon the Employee’s written representation, unless the Committee has knowledge to the contrary, that the need cannot be relieved:

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by reasonable liquidation of the Member’s assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

               (iii) by cessation of Elective Deferrals and Employee Contributions under the Plan; or

               (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          C. A hardship distribution shall not require suspension of membership.

     19.13 Loans to Members

          A. Loans from Member accounts shall be made available to all Members on a reasonably equivalent basis. A request for a loan shall be made on a form or in a manner prescribed by the Committee. To be effective as of a particular Valuation Date in a given month, the request must be received on behalf of the Committee not later than such date.

          B. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

          C. Loans must be adequately secured by 50% of the Member’s vested interest in the Plan and must bear a reasonable interest rate. The rate will be commensurate with the interest rate being charged by persons in the business of lending money for loans which would be made under similar circumstances, and shall be 1% above the prime rate in effect at the time the loan is made, or such other rate as may be determined by the Committee from time to time on a nondiscriminatory basis. In addition, the Member must pay the loan origination fee and annual loan recordkeeping fee charged by the Plan’s recordkeeper.

          D. Failure by the Member to make required loan payments when due shall cause the loan to be in default. In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan, but if the default is not cured by the end of the calendar quarter following the calendar quarter in which the default occurred, the unpaid balance plus accrued unpaid interest shall be reported as taxable income to the Member.

          E. Notwithstanding any other provision of this Plan, the portion of the Member’s vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Member shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Member’s vested account balance (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

          F. No loan to any Member can be made to the extent that such loan when added to the outstanding balance of all other loans to the Member would exceed the lesser of (a) $50,000 reduced by the highest outstanding balance of loans during the one year period ending on the day before the loan is made, or (b) one-half the vested account balance of the Member. For the purpose of the above limitation, all loans from all plans of the Company and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) and (o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than monthly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined as the time the loan is made) will be used as the principal residence of the Member. An assignment or pledge of any portion of the Member’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

          G. No loan will be made in an amount less than $500.00, and only two loans may be outstanding to a Member at any time.

          H. A Member may prepay an outstanding loan in full at any time without penalty.

          I. If at any time prior to the full repayment of a loan, the Member should cease to be a Member by reason of his termination of employment (other than as the result of employment by HOVENSA), the unpaid balance owed by the Member on the loan shall be due and payable upon the later of the date of such termination of employment or the date of final payment of any salary continuation payments received by the Member in connection with such termination from which loan payments are deducted, and the amount of the distribution otherwise payable to the Member (or, in the case of his death to his Beneficiary) shall be reduced by the amount owed on the loan at the time of such distribution. If at any time prior to the full repayment of a loan, the Member should cease to be a Member by reason of his employment by HOVENSA, the Member’s unpaid loan balance shall be handled as follows:

               1. Prior to the Transfer Date, loan repayments will be made through payroll deductions and transmitted by HOVENSA to the Company for forwarding to the Trustee.

               2. On and after the Transfer Date the loan balance will be transferred to the HOVENSA Plan with the other assets in the Member’s Plan account, the loan shall be treated as having been made under the terms of the HOVENSA Plan, and shall be repaid to the HOVENSA Plan in accordance with the terms of the loan.

          J. For the purposes of this Section 19.13, loans outstanding under the terms of the HOVENSA Plan which have not been repaid by the date that a HOVENSA Plan member’s account is transferred to the Plan also will be transferred to the Plan, treated as having been made under the terms of the Plan, and repaid to the Plan in accordance with the terms of such loan.

     19.14 Safe Harbor CODA

          A. Rules of Application

               1. The Company has elected the Safe Harbor CODA option for Plan Years beginning on or after January 1, 2002. The provisions of this Section shall apply for the Plan Year and any provisions relating to the ADP test described in section 401(k)(3) of the Code or the ACP test described in section 401(m)(2) of the Code do not apply.

               2. To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

          B. Definitions

               1. “ACP Test Safe Harbor” is the method described in Paragraph D of this Section for satisfying the ACP test of section 401(m)(2) of the Code.

               2. “ACP Test Safe Harbor Matching Contributions” are Matching Contributions described in Paragraph D of this Section.

               3. “ADP Test Safe Harbor” is the method described in Paragraph C of this Section for satisfying the ADP test of section 401(k)(3) of the Code.

               4. “ADP Test Safe Harbor Contributions” are Matching Contributions and nonelective contributions described in Subparagraph C.1 of this Section.

               5. “Compensation” is defined in Section 1.16 of the Plan, except, for purposes of this Section, no dollar limit, other than the limit imposed by section 401(a)(17) of the Code, applies to the compensation of a Non-highly Compensated Employee. However, solely for purposes of determining the compensation subject to a participant’s deferral election, the Company may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of section 1.414(s)-1(d)(2) of the regulations and permits each participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching

Contributions (determined using the definition of compensation described in the preceding sentence) available to the participant under the Plan.

               6. “Rate of Elective Contributions” means the ratio of an Eligible Employee’s Elective Deferrals under the Plan for a Plan Year to such Employee’s Compensation for that Plan Year.

               7. “Rate of Matching Contributions” means the ratio of Matching Contributions on behalf of an Eligible Employee under the Plan for a Plan Year to such Employee’s Elective Contributions for that Plan Year.

               8. “Eligible Employee” means an Employee eligible to make Elective Deferrals under the plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to statutory limitations, such as sections 402(g) and 415 of the Code.

               9. “Matching Contributions” are contributions made by the Company on account of an Eligible Employee’s Elective Deferrals.

          C. ADP Test Safe Harbor

               1. ADP Test Safe Harbor Contributions

                    a. The Company will make Matching Contributions to the account of each Eligible Employee in an amount equal to the Employee’s Elective Deferrals that do not exceed 6% of the Employee’s Compensation for the Plan Year. Such contributions shall be made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month) taken into account under the arrangement for the Plan Year. However, if a Member contributes more than 6% of his Compensation and reaches the limitation on Elective Deferrals specified in Section 19.1 before the end of a Plan Year, the Company will continue to make Matching Contributions on his behalf until the earliest to occur of the date of the Member’s withdrawal from the Plan under Section 8.1 or 8.2, the date of his separation from service with the Company, the date the total Company match for the Plan Year equals the Member’s Elective Deferrals for the Plan Year, and the end of the Plan Year.

                    b. The Company shall make the ADP Test Safe Harbor Contributions to this Plan.

                    c. The Member’s accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in section 401(k)(10) of the Code, or the attainment of age 59-1/2. In addition, such contributions must satisfy the ADP Test Safe

Harbor without regard to permitted disparity under section 401(l).

                    d. At any Rate of Elective Contributions, the rate of Matching Contributions that would apply with respect to any Highly Compensated Employee who is an Eligible Employee shall not be greater than the Rate of Matching Contributions that would apply with respect to any non-highly compensated Eligible Employee who has the same rate of Elective Contributions.

               2. Notice Requirement

               At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Company will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

               3. Election Periods

               In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Subparagraph 2 above.

          D. ACP Test Safe Harbor

          No ACP Test Safe Harbor Matching Contributions are required in order to satisfy the requirements for a safe harbor CODA.

     19.15 The following provisions will remain in effect until they are applied to the Plan Year ending December 31, 2001, and shall be deleted thereafter:

          1.3 — Actual Deferral Percentage

          1.6 — Aggregate Limit

          1.8 — Average Contribution Percentage

          1.17 — Contribution Percentage

          1.18 — Contribution Percentage Amounts

          1.25 — Excess Aggregate Contributions

          1.26 — Excess Contributions

          Section 19.3 — Actual Deferral Percentage Test.

          Section 19.4 — Distribution of Excess Contributions.

          The last paragraph of Section 19.6 — Forfeitures and Vesting of Matching

Contributions.

          Section 19.7 — Limitations on Employee contributions and matching Contributions.

          Section 19.8 — distributions of Excess Aggregate Contributions.

          Section 19.9 — Average Contribution Percentage.

     As a result of the foregoing changes, the remaining definitions in Article 1 shall be renumbered sequentially beginning with 1.1, and the remaining sections of Article 19 shall be renumbered sequentially starting with 19.1, and all cross-references to changed section numbers shall changed accordingly when the Plan is restated after December 31, 2002.

ARTICLE 20
ROLLOVER AMOUNTS FROM OTHER PLANS

     20.1 A Member of the Plan, may, after submission of a request on a form or in a manner prescribed by the Committee, roll over to the Trustee all or a portion of the fair market value of —

          A. an Eligible Rollover Distribution, or

          B. an Individual Retirement Account derived from an Eligible Rollover Distribution, plus earnings thereon.

          The rollover shall be effective on the earliest practicable Valuation Date following the later of receipt of the request on behalf of the Committee and receipt of the rolled-over funds by the Trustee.

     20.2 The Committee shall establish such procedures, and may require such information from an Employee desiring to make a rollover described in Section 20.1, as it deems necessary or desirable to determine that the proposed rollover will meet the requirements of this Article.

     20.3 The amount transferred shall be 100 percent vested in the Member and shall be invested as provided in Section 5.1A, but shall not be considered a Member’s contribution for purposes of Sections 3.1, 4.1, or 8.2.

     20.4 An Employee may elect to withdraw all or part of his total interest in the Plan derived from the amount rolled-over into the Plan. A request for such a withdrawal shall be made on a form or in a manner prescribed by the Committee. Such withdrawal shall be effective on the earliest practicable Valuation Date following receipt of the form on behalf of the Committee. Such a withdrawal shall have no effect on the Employee’s membership in the Plan.

     20.5 Amounts transferred from the Retail Operations Plan or the HOVENSA Plan constituting rollover amounts to those plans made in accordance with the comparable provisions of the Retail Operations Plan or the HOVENSA Plan will be treated in the manner described above.

ARTICLE 21
PICK KWIK PLAN ACCOUNTS

     21.1 The Pick Kwik Plan shall be merged into the Plan on December 31, 1997, and the accounts of all Pick Kwik Plan Participants shall be transferred to the Trustee as soon as practicable thereafter, including contributions and loan repayments for the month of December 1997. The sum of the account balances of the Pick Kwik Plan and of the Plan shall equal the fair market value (as of the date of the merger) of the combined plan assets; the assets of the Pick Kwik Plan and the Plan shall be combined to form the assets of the Plan as merged; and immediately after the merger, each participant in the Plan as merged shall have an account balance equal to the sum of the account balances the participant had in the Pick Kwik Plan and the Plan immediately prior to merger.

     21.2 A. Each Pick Kwik Plan Participant shall be fully vested in the value of the assets in his account transferred to the Plan from the Pick Kwik Plan on the date of the merger, and shall become a Member of the Plan on that date.

          B. The Member contributions of each Pick Kwik Plan Participant designated under the terms of the Pick Kwik Plan shall be deemed to be an election under the Plan until changed by the Member in accordance with Section 3.2.

          C. The balance of any loan made to a Member from the Pick Kwik Plan which shall be outstanding on the date of the merger shall be deemed to a loan made under the Plan and shall be repaid to the Plan in accordance with the terms of such loan.

          D. Until the individual participant records have been updated by the Pick Kwik Plan trustee as of the date of the merger and these records have been transferred to the Trustee’s recordkeeping system, no requests will be accepted for changes in Members’ Investment Directions under Paragraph 6.3B with respect to amounts previously invested, Voluntary Withdrawals under Article 8, or Loans under Article 19, and there will be no distributions due to termination of employment or membership under Article 9. The opportunity to make elections under Paragraph 6.3A with respect to amounts to be invested in the future will be available during the month of January 1998.

          E. Any beneficiary designation and related consent of spouse in effect under the terms of the Pick Kwik Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

     21.3 Assets transferred from the Pick Kwik Plan shall be recorded separately from the other assets of the Plan and shall be subject to the following special rules,

notwithstanding any other provisions of the Plan to the contrary.

          A. The initial investment of accounts transferred to the Plan shall be based on the funds in which the transferred assets were invested in the Pick Kwik Plan as follows.

               1. Investments in the Emerald Treasury Money Market and the Barnett Stable Value funds shall be transferred to Fund A.

               2. Investments in the Emerald Managed Bond Fund shall be transferred to Fund D.

               3. Investments in the Emerald Equity Fund and Emerald Small Cap Fund shall be transferred to Fund G.

          B. The initial Investment Direction with respect to Member contributions made after the date of the merger shall be based on the funds in which the transferred assets were invested in the Pick Kwik Plan as shown in Paragraph A above, and future Company contributions to the Plan shall be invested in Amerada Hess Corporation common stock.

          C. When the recordkeeping requirements of Paragraph D of Section 21.2 have been satisfied, the assets transferred from the Pick Kwik Plan derived from participant contributions will be invested in accordance with the Member’s then current Investment Direction. Unless and until such Investment Direction is received, said assets will be invested as described in Paragraph A of this Section.

          D. Only funds derived from the Thrift Contribution and Employer Thrift Contributions Accounts of the Pick Kwik Plan shall be subject to Voluntary Withdrawal under Article 8.

          E. No hardship withdrawals shall be allowed.

     21.4 The following special rules shall apply to Pick Kwik Plan Participants in addition to the other provisions of the Plan.

          A. Definitions

               1. Account: “Account” shall mean all funds invested under the terms of the Plan by or on behalf of a Member, including, but not limited to, the assets transferred from the Pick Kwik Plan.

               2. Annuity Starting Date: “Annuity Starting Date” shall mean (a) the first day of the first period for which an amount is payable as an annuity under the Plan; or (b) in the case of a benefit not payable as an annuity, the first day on which all events have occurred that entitle the Member to that benefit under the Plan.

               3. Eligible Spouse: “Eligible Spouse” shall mean a Member’s husband or wife.

               4. Qualified Joint and Survivor Annuity: “Qualified Joint and Survivor Annuity” shall mean (a) in the case of a Member who has an Eligible Spouse, an annuity for the life of the Member with a survivor annuity for the life of his spouse that is 50% of the amount of the annuity payable during the joint lives of the member and his spouse; provided, however, that such annuity shall be the actuarial equivalent of the benefit that would otherwise be paid to the Member; and (b) in the case of any other Member, an annuity for the life of the Member.

               5. Qualified Preretirement Survivor Annuity: “Qualified Preretirement Survivor Annuity” shall mean a survivor annuity for the life of the surviving Eligible Spouse of the Member equal to 100% of the value of the Member’s Account and that begins within a reasonable time following the death of the Member. The Qualified Preretirement Survivor Annuity shall proportionately represent Employer and Employee contributions.

          B. Qualified Joint and Survivor Annuity.

               1. In the case of a vested Member who is living on his Annuity Starting Date, any benefit due to a voluntary complete withdrawal under Article 8, or termination of employment or membership under Article 9 shall be paid in the form having the effect of a Qualified Joint and Survivor Annuity, unless the Member elects in writing not to take a Qualified Joint and Survivor Annuity. For purposes of this paragraph, a Member vested only in Employee contributions will be deemed a vested Member.

               2. Any such election shall be invalid and shall not take effect unless:

                    (a) it is made by the Member and received by or on behalf of the Committee during the 90-day period ending on the Annuity Starting Date; and

                    (b) in the case of Member who has an Eligible Spouse, the Eligible Spouse consents or has consented in writing to the Member’s election not to take the Qualified Joint and Survivor Annuity, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public; or the Member or his Beneficiary establishes to the satisfaction of the Committee that the consent otherwise required may not be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. Any consent by an Eligible Spouse shall only be effective with respect to such spouse. A spouse’s consent may be either a restricted consent (which may not be changed as to either the Beneficiary or the form of payment unless the spouse consents to such change in the manner described herein) or a blanket consent (which acknowledges that the spouse has the right to limit consent only to a specific Beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights).

               3. At least 30 days, but no more than 90 days, before the Annuity Starting Date, a Member shall be provided a form for the purpose of making the appropriate elections under the foregoing provisions of this paragraph B. Accompanying such election form shall be a written explanation of (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Member’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (c) the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan; (d) the rights of a Member’s spouse; and (e) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. Once an election is made, it may be revoked in writing. Thereafter, another election may be made; provided, however, that the new election is received by the Administrator prior to the date on which payment of benefits commences and the other provisions of this paragraph B are met with respect to such new election.

               4. If benefits are paid under the Plan in a form having the effect of a Qualified Joint and Survivor Annuity, the Committee may, in its discretion, purchase and distribute a nontransferable and nonrefundable annuity contract that provides such benefits; provided, however, that the terms of any such annuity contract (deferred or otherwise) shall comply with the requirements of this Plan.

               5. For purposes of determining the amount of a Qualified Joint and Survivor Annuity, the Account balance of a Member shall be reduced by any security interests held by the Plan by reason of a loan outstanding to the Member at the time of payment, if such security interest is to be treated as payment in satisfaction of a loan under the Plan.

          C. Qualified Preretirement Survivor Annuity.

               1. If a vested Member dies before his Annuity Starting Date and has an Eligible Spouse on the date of his death, any death benefit provided under the Plan shall be paid in the form having the effect of a Qualified Preretirement Survivor Annuity. For purposes of this paragraph, a Member vested only in Employee contributions will be deemed a vested Member.

               2. If the Member’s death benefit is payable to his Eligible Spouse as a Qualified Preretirement Survivor Annuity under subparagraph 1, the Eligible Spouse may waive the annuity form of benefit after the Member’s death and select an optional form of benefit as provided in Paragraph E.

               3. If benefits are paid under the Plan in a form having the effect of a Qualified Preretirement Survivor Annuity, the Committee may, in its discretion, purchase and distribute a nontransferable and nonrefundable annuity contract that provides such benefits; provided, however, that the terms of any such annuity contract (deferred or otherwise) shall comply with the requirements of this Plan.

               4. For purposes of determining the amount of a Qualified Preretirement Survivor Annuity, the Account balance of a Member shall be reduced by any security interest held by the Plan by reason of a loan outstanding to the Member at the time of death, if such security interest is to be treated as payment in satisfaction of the loan under the Plan.

          D. Lump Sum Payment. Notwithstanding Paragraphs B and C of this Section 21.4, any benefit provided under the Plan that is not more than $5,000 shall be paid in the form of a lump sum.

          E. Alternative Methods of Payment.

               1. In the case of any Member to whom the provisions of paragraphs B, C and D of this Section 21.4 do not apply, the manner of payment of his distribution or death benefit shall be determined by such Member, or, in case such Member has died, his Beneficiary or Beneficiaries. The options are:

                    (a) Option A — Such amount shall be paid or applied in annual installments as nearly equal as practicable; provided, however, that no annual payment shall be less than $100; and provided, further, that the Member or his Beneficiary may elect to accelerate the payment of any part or all of the unpaid installments or to provide that the unpaid balance shall be used for the benefit of the Member or his Beneficiary under Option B. In the event this option is selected, the portion of the Account of a Member, or, in case such Member is dead, of his Beneficiary or Beneficiaries, that is not needed to make annual payments during the then current Plan Year shall remain a part of the Plan assets. Installments shall be made as follows:

                         (i) In the case of a retirement, disability or termination benefit, in no event shall payments under this Option A extend beyond the life expectancy of the Member or the joint life expectancy of the Member and his Beneficiary. If the Member dies before receiving the entire amount payable to him, the balance shall be paid to his Beneficiary; in each case the balance shall be distributed at least as rapidly as under the method being used prior to the Member’s death.

                         (ii) In the case of a death benefit, payment under this Option A

                              (A) to the designated Beneficiary shall begin within one year following the Member’s death (unless the Beneficiary is the Member’s surviving spouse, in which case such benefit shall begin no later than the date the Member would have reached age 70-1/2) and shall not, in any event, extend beyond the life expectancy of the designated Beneficiary; or

                              (B) to any other Beneficiary shall be totally distributed within five years from the date of the Member’s death.

                    (b) Option B — Such amount shall be paid in a lump sum.

               2. The Member (or his spouse) shall be permitted to elect whether life expectancies will be recalculated for purposes of distributions hereunder. Such election must be made by the Member (or his spouse) no later than the date that distributions are required to commence pursuant to Section 401(a)(9) of the Code. If the Member (or his spouse) fails to make such election, life expectancies shall not be recalculated.

               3. Notwithstanding the foregoing, payments under any of the options described in this paragraph shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder, and such other rules thereunder as may be prescribed by the Commissioner.

     21.5 The Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity shall not be available to a Member who receives a complete distribution of his vested interest from the Plan, including amounts attributable to Company contributions, and subsequently resumes membership in the Plan.

     21.6 Sections 21.4 and 21.5 shall be deleted in their entirety on the later of November 1, 2001, or 90 days after the date on which the Pick Kwik Plan Participants are provided with a summary of material modifications reflecting the elimination of all optional forms of benefits except the complete distribution of their vested interest in the Plan in a single sum as specified in Articles 8 and 9, said single sum being otherwise identical to the optional forms of benefit that are being eliminated.

ARTICLE 22
COORDINATION WITH RETAIL OPERATIONS PLAN

     22.1 The Retail Operations Plan shall be established on January 1, 1998, and the accounts of all Plan Members employed in Company-operated gasoline stations or convenience stores shall be transferred to that plan as soon as practicable thereafter, including contributions and loan repayments for the month of December 1997, and the accounts of Members whose employment has terminated if their distributions are not processed in December 1997. The sum of the account balances of the Retail Operations Plan and of the Plan shall equal the fair market value (as of the date of the spinoff) of the combined plan assets; and immediately after the spinoff, the assets in each of the plans shall equal the sum of the account balances for all of the Members in that plan.

     22.2 Notwithstanding any other provisions of the Plan to the contrary, in connection with the establishment of the Retail Operations Plan, no requests will be accepted from employees in Company-operated gasoline stations or convenience stores for changes in Member contributions under Article 3, changes in Members’ Investment Directions under Article 6, Voluntary Withdrawals under Article 8, or Loans under Article 19 after December 19, 1997, no requests for Hardship Withdrawals under Article 19 will be accepted after December 15, 1997, and distributions due to termination of employment or membership under Article 9 which have not been processed by December 19, 1997, will be made from the Retail Operations Plan.

     22.3 The accounts of any Members of the Plan who subsequently become eligible for participation in the Retail Operations Plan will be handled in the manner described in Section 9.5.

     22.4 The account of any member of the Retail Operations Plan who becomes eligible for participation in the Plan shall be transferred to the Plan as soon as practicable thereafter. Such an individual shall become a Member of the Plan without further action, all accrued rights and interests of such Member as of the date of such transfer shall be preserved under the Plan, and in no event shall such Member be deprived of any benefits under the Retail Operations Plan which shall have accrued to him as of the effective date of the transfer. The following special rules shall apply to such a transferred Member.

          A. The Member contributions of each transferred Member designated under the terms of the Retail Operations Plan shall be deemed to be an election under the Plan until changed by the Member in accordance with Section 3.2.

          B. The Investment Direction of each transferred Member shall be deemed to be the same as his election under the terms of the Retail Operations Plan until changed by the member in accordance Section 6.3.

          C. Any suspension of member contributions in effect under the terms of the Retail Operations Plan at the time of the transfer to the Plan shall be deemed to be effective in accordance with Sections 3.4 and 3.5.

          D. Any loan made to a Member from the Retail Operations Plan shall be deemed to have been made under the Plan and the outstanding balance shall be repaid to the Plan in accordance with the terms of such loan.

          E. Any beneficiary designation and related consent of spouse in effect under the terms of the Retail Operations Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

          F. The interest of the transferred Member in the assets of the Plan derived from Company contributions to the Retail Plan shall be vested upon transfer to the Plan, even if such assets were not vested under the terms of the Retail Plan.

     22.5 Notwithstanding any provisions of the Plan to the contrary, it is the intention of this Article 22 to coordinate all of the provisions of the Plan with those of the Retail Operations Plan to enable the two plans to operate together to provide benefits as though they were one. Notwithstanding any provisions of the Plan to the contrary, the Plan is to be interpreted to achieve this objective.

ARTICLE 23
COORDINATION WITH HOVENSA PLAN

     23.1 The HOVENSA Plan shall be established on November 1, 1998, and the accounts of all Plan Members employed by HESS OIL VIRGIN ISLANDS CORP. who become employees of HOVENSA on or about that date, shall be transferred to that plan on the Transfer Date, including contributions and loan repayments for the month immediately preceding the Transfer Date, and the accounts of Members whose employment has terminated if their distributions are not processed by the Transfer Date. The sum of the account balances of the HOVENSA Plan and of the Plan shall equal the fair market value (as of the date of the Transfer Date) of the combined plan assets; and immediately after the Transfer Date, the assets in each of the plans shall equal the sum of the account balances for all of the members in that plan.

     23.2 Notwithstanding any other provisions of the Plan to the contrary, in connection with the transfer of assets to the HOVENSA Plan and the creation of the necessary records by Fidelity Institutional Retirement Services Company, no requests will be accepted from Members employed by HOVENSA for changes in Member contributions under Article 3, changes in Members’ Investment Directions under Article 6, Voluntary Withdrawals under Article 8, Loans under Article 19, or Hardship Withdrawals under Article 19 after about five weeks before the Transfer Date, the exact date or dates to be determined by the Committee, and distributions due to termination of employment or membership under Article 9 which have not been processed by the date set by the Committee will be made from the HOVENSA Plan.

     23.3 The accounts of any Members of the Plan who subsequently become employed by HOVENSA will be handled in the manner described in Section 9.5.

     23.4 The account of any member of the HOVENSA Plan who becomes employed by a Company shall be transferred to the Plan as soon as practicable thereafter. Such an individual shall become a Member of the Plan without further action, all accrued rights and interests of such Member as of the date of such transfer shall be preserved under the Plan, and in no event shall such Member be deprived of any benefits under the HOVENSA Plan which shall have accrued to him as of the effective date of the transfer. The following special rules shall apply to such a transferred Member.

          A. The Member contributions of each transferred Member designated under the terms of the HOVENSA Plan shall be deemed to be an election under the Plan until changed by the Member in accordance with Section 3.2.

          B. The Investment Direction of each transferred Member shall be deemed to be the same as his election under the terms of the HOVENSA Plan until changed by the member in accordance Section 6.3.

          C. Any suspension of member contributions in effect under the terms of the HOVENSA Plan at the time of the transfer to the Plan shall be deemed to be effective in accordance with Sections 3.4 and 3.5.

          D. Any loan made to a Member from the HOVENSA Plan shall be deemed to have been made under the Plan and the outstanding balance shall be repaid to the Plan in accordance with the terms of such loan.

          E. Any mutual fund investments derived from employer contributions to the HOVENSA Plan which are transferred to the Plan shall be invested in accordance with the Member’s investment direction made with respect to his own contributions to the HOVENSA Plan until changed by the Member in accordance with Section 3.2. Such mutual fund investments shall remain subject to the Member’s investment direction in the Plan.

          F. Any shares of common stock of Amerada Hess Corporation derived from Company contributions originally transferred to the HOVENSA Plan which are transferred to the Plan shall remain invested in such stock and shall not be subject to the Member’s investment direction in the Plan.

          G. Any beneficiary designation and related consent of spouse in effect under the terms of the HOVENSA Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

     23.5 Notwithstanding any provisions of the Plan to the contrary, it is the intention of this Article 23 to coordinate all of the provisions of the Plan with those of the HOVENSA Plan to enable the two plans to operate together as though they were one, and the Plan is to be interpreted to achieve this objective.

ARTICLE 24
MERIT PLAN ACCOUNTS

     24.1 The Merit Plan shall be merged into the Plan on December 31, 2000, at which time legal control of the assets of the Merit Plan shall pass to the Plan, and the accounts of all Merit Plan Participants shall be transferred to the Trustee as soon as practicable thereafter, including contributions for the month of December 2000. The sum of the account balances of the Merit Plan and of the Plan shall equal the fair market value (as of the date of the merger) of the combined plan assets; the assets of the Merit Plan and the Plan shall be combined to form the assets of the Plan as merged; and immediately after the merger, each participant in the Plan as merged shall have an account balance equal to the sum of the account balances the participant had in the Merit Plan and the Plan immediately prior to merger. The account balance of any Merit Plan Participant who is eligible for participation in the Retail Operations Plan shall be transferred to such plan from the Plan in the manner described in Section 9.5.

     24.2 A. Each Merit Plan Participant shall be fully vested in the value of the assets in his account transferred to the Plan from the Merit Plan on the date of the merger, and shall become a Member of the Plan on that date.

          B. The Member contributions of each Merit Plan Participant designated under the terms of the Merit Plan shall not apply under the Plan, and each such Merit Plan Participant must make the election required by Section 3.1 before contributing to the Plan.

          C. Until the individual participant records have been updated by the Merit Plan trustee as of the date of the merger and these records have been transferred to the Trustee’s recordkeeping system, no requests will be accepted for (i) changes in Members’ Investment Directions under Paragraph 6.3B with respect to amounts previously invested, (ii) Voluntary Withdrawals under Article 8, or (iii) loans under Article 19, and there will be no distributions due to termination of employment or membership under Article 9. The opportunity to make contribution elections under Paragraph 3.1 and to make elections under Paragraph 6.3A with respect to amounts to be invested in the future will be available starting during the month of December 2000.

          D. Any beneficiary designation and related consent of spouse in effect under the terms of the Merit Plan at the time of the transfer to the Plan shall be deemed to be effective under the Plan until changed by the Member in accordance with Section 1.9.

     24.3 Assets transferred from the Merit Plan shall be recorded separately from the other assets of the Plan and shall be subject to the following special rules, notwithstanding any other provisions of the Plan to the contrary.

          A. The initial investment of accounts transferred to the Plan in the Funds specified in Section 5.1 shall be based on the funds in which the transferred assets were invested in the Merit Plan as follows.

               1. Investments in the Thrift Cash Fund shall be transferred to Fund A.

               2. Investments in the Thrift Bond Fund shall be transferred to Fund D.

               3. Investments in the Thrift Balanced Fund shall be transferred to Fund E.

               4. Investments in the Thrift Growth Fund shall be transferred to Fund G.

          B. When the recordkeeping requirements of Paragraph C of Section 24.2 have been satisfied, the assets transferred from the Merit Plan derived from participant contributions will be invested in accordance with the Member’s then current Investment Direction. Unless and until such Investment Direction is received, said assets will be invested as described in Paragraph A of this Section.

          C. No hardship withdrawals shall be allowed from the funds transferred from the Merit Plan.

     24.4 The following special rules shall apply to Merit Plan Participants with respect to the assets transferred from the Merit Plan in addition to the other provisions of the Plan. These rules shall apply until the later of March 31, 2000, or 90 days after the date on which the Merit Plan Participants are provided with a summary of material modifications reflecting the elimination of all optional forms of benefits except the complete distribution of their vested interest in the Plan in a single sum as specified in Articles 8 and 9, said single sum being otherwise identical to the optional forms of benefit that are being eliminated. All words with initial capitals in the following paragraphs of this Section 24.4 are used as defined in the Merit Plan, and all references to sections are to those in the Merit Plan.

          A. Benefit Forms

               1. Retirement and Termination Benefits. Vested, Disability and retirement benefits shall be distributed as the Member shall elect, subject to subsection 10(e), in accordance with uniform rules established by the Committee, from the alternatives below:

                    (a) a straight life annuity for the Member’s life;

                    (b) a joint and survivor annuity with the Member’s spouse as contingent annuitant under which the amount payable to the Member’s spouse is 50% of the monthly amount which is payable to the Member during his lifetime;

                    (c) approximately equal monthly, quarterly, semi-annual or annual installments over any period of time not exceeding the Member’s life expectancy at the commencement of distribution, or, if the Member has designated a beneficiary, the joint life expectancy of the Member and the Member’s designated beneficiary, and in the event of the Member’s death during such period, the remainder shall be payable as a death benefit in accordance with Sections 8 and 10 to the Member’s beneficiary;

                    (d) a lump sum payment; or

                    (e) any combination of the foregoing.

For purposes of this subsection, life expectancy shall be determined by the Committee in accordance with applicable regulations under the Code. The method so adopted by the Committee shall be uniformly applied to all Members.

               2. Death Benefits. Death benefits shall be distributed in one lump sum or in installments within a period not extending beyond five years of the Member’s date of death unless payment of benefits commenced under a form of annuity or installment payment before the Member’s death in which case benefits shall be paid at least as rapidly as under the method of distribution in effect on the Member’s date of death; provided, however,

                    (a) if any portion of the Member’s Accrued Benefit is payable to or for the benefit of a designated beneficiary, such portion may be distributed over a period of time not exceeding the life expectancy of such designated beneficiary, provided distribution begins not later than one year after the date of the Member’s death or such later date as applicable regulations under the Code may permit; or

                    (b) if the designated beneficiary referred to in subsection 10(b)(ii)(A) is the Member’s surviving spouse, (1) the date on which the distribution is required to begin shall not be earlier than the date on which the Member would have attained age 70-1/2, (2) the benefit amount will be used to purchase a straight life annuity for the spouse’s life unless the spouse elects another form of settlement permitted under the Plan and (3) if the surviving spouse should die before distribution to such spouse begins, this subsection 10(b)(ii) shall apply as if the surviving spouse were the Member.

          B. Deferred Payments and Installments. If benefits are to be paid directly by the Trustee in installments or if the payment of benefits is to be deferred, the net value of the benefit determined in accordance with the provisions of Section 9 shall be retained in the Fund subject to the administrative provisions of the Plan and the Trust Agreement. The Committee, according to a uniform rule, may direct the Trustee to segregate all or a portion of the benefit amount into a separate investment account designed to protect principal and yield a reasonable investment return consistent with the preservation of principal and the obligation to make installment payments.

          C. Annuity Purchases. If benefits are to be paid in a form of annuity under subsections 10(b)(i)(A), (B) or (E), the Committee shall direct the Trustee to apply the Member’s Accrued Benefit to purchase an appropriate nontransferable annuity contract and to deliver it to the Member.

          D. Required Annuity

               1. Married Member. If a Member has been married to his current spouse for at least one year on the date on which benefit payments are to commence and his nonforfeitable Accrued Benefit exceeds $5,000, benefits will be distributed in the form described under subsection 10(b)(i)(B) unless the Member, with the written consent of his spouse witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee, elects an alternate form of settlement. Further, no total or partial distribution may be made after the annuity starting date where the present value of the benefit exceeds $5,000 unless the Member and his spouse (or where the Member has died, the surviving spouse) consent in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee prior to such distribution. The consent of the Member and his spouse must be obtained not more than 90 days before the date distribution commences. The Committee shall furnish to such Member a written notification of the availability of the election hereunder at least 90 days before the Member’s anticipated benefit commencement date or, if a Member notifies the Committee of his intent to terminate employment less than 90 days before the proposed benefit commencement date, as soon after the Member notifies the Committee as is administratively feasible. The notification shall explain the terms and conditions of the joint and survivor annuity described in subsection 10(b)(i)(B) and the effect of electing not to take such annuity. The Member may, within a period of 90 days after receipt of the written notification or such longer period as the Committee may uniformly make available, complete the election. The Member may revoke an election not to take the joint and survivor annuity described in subsection 10(b)(i)(B) or choose again to take such annuity at any time and any number of times within the applicable election period. If a Member requests additional information within 60 days after receipt of the notification of election, the minimum election period shall be extended an additional 60 days following his receipt of such additional information.

               2. Single Member. If a Member is not married on the date on which benefits are to commence and his nonforfeitable Accrued Benefit exceeds $5,000, benefits will be distributed in the form described under subsection 10(b)(i)(A) unless the Member elects an alternate form of settlement.

          E. Lump Sum Distributions. Benefits distributed in one lump sum shall be adjusted under subsection 7(f) on the Valuation Date coincident with or last preceding distribution.

          F. Small Benefit Payments. Notwithstanding any other provision of the Plan, if (1) a Member’s vested Accrued Benefit or (2), if the Member has died, the designated beneficiary’s benefit, is $5,000 or less at the Member’s separation from service, his benefit shall be paid in a cash lump sum without his consent as soon as administratively feasible following such date of determination. If the Member does not have a vested interest in his Accrued Benefit at his separation from service, he shall be deemed to have received a distribution of his entire vested Accrued Benefit. Notwithstanding anything in this subsection 10(i) to the contrary, if (1) a Member’s vested Accrued Benefit or (2) if the Member has died, the designated beneficiary’s benefit, is $5,000 or less as of May 1, 1998, his benefit shall be paid in a cash lump sum without his consent as soon as administratively feasible following such date of determination.

     24.5 The provisions of this Plan that include the required GUST amendments also are applicable to the Merit Oil Corporation and Affiliates Employees’ Thrift Plan, which was merged into the Plan on December 31, 2000.

AMENDMENT 1

Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

AMENDMENT 2

Loan repayments will be suspended under this plan as permitted under Section 414(u)(4) of the Internal Revenue Code.

Model Amendment for Section 415(c)(3) Compensation Definition

For limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in Sections 1.3, 1.17, 1.20, 1.22, 1.30, 4.4 B, 4.5 B, 18.2 A 1, 18.2 C 2, 18.3 B, 18.4 and 19.5 of the Plan, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of section 132(f)(4).

This amendment shall also apply to the definition of Compensation for purposes of Section 1.16 of the Plan for Plan Years beginning on and after January 1, 2001.

Model Amendment

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

AMENDMENT OF THE PLAN FOR EGTRRA

     A.     Adoption and effective date of amendment.

     This amendment of the Plan is adopted to reflect certain provisions of the Economic

Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective on January 1, 2002.

     B.     Limitations on Contributions

          1. Effective date. This section shall be effective for limitation years beginning after December 31, 2001.

          2. Maximum annual addition. Except to the extent permitted under Paragraph J of this amendment and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Member’s account under the Plan for any limitation year shall not exceed the lesser of:

               a. $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

               b. 100 percent of the Member’s compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

     The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

     C.     Increase in Compensation Limit

     The annual compensation of each Member taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

     D.     Direct Rollovers of Plan Distributions

          1. Effective date. This section shall apply to distributions made after December 31, 2001.

          2. Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 16.7 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political sub-division of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

          3. Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 16.7 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          4. Modification of definition of eligible rollover distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 16.7 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

     E.     Rollovers from Other Plans

     The Plan will accept Member rollover contributions or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below, beginning on January 1, 2002.

          1. Direct Rollovers:

          The Plan will accept a direct rollover of an eligible rollover distribution from:

               a. a qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions;

               b. an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; or

               c. an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

          2. Member Rollover Contributions from IRAs:

          The Plan will not accept a Member rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

     F.     Rollovers Disregarded in Involuntary Cash-outs

     Rollovers disregarded in determining value of account balance for involuntary distributions. With respect to distributions made after December 31, 2001, for purposes of Section 9.1 B 1 of the Plan, the value of a Member’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e) (16) of the Code. If the value of the Member’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Member’s entire nonforfeitable account balance.

     G.     Repeal of Multiple Use Test

     The multiple use test described in Treasury Regulation section 1.401(m)-2 and Paragraph 19.7 C of the Plan shall not apply for Plan Years beginning after December 31, 2001.

     H.     Elective Deferrals — Contribution Limitation

     No Member shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Paragraph J of this amendment and section 414(v) of the Code, if applicable.

     I.     Modification of Top-heavy Rules

     The top-heavy requirements of section 416 of the Code and Article 18 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met.

     J.     Catch up Contributions

     All employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up Contributions shall apply to contributions after March 31, 2002.

     K.     Distribution Upon Severance from Employment

               1. Effective date. This section shall apply for distributions after December 31, 2001, regardless of when the severance from employment occurred.

               2. New distributable event. A Member’s elective deferrals, qualified non-elective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Member’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

     IN WITNESS WHEREOF, the Principal Company, by its duly authorized officers, has caused these presents to be signed this 1st day of July 2002.

AMERADA HESS CORPORATION

By:	/s/ Neal Gelfand
Neal Gelfand, Senior Vice President

By:	/s/ Carl T. Tursi
Carl T. Tursi, Secretary